As filed with the Securities and Exchange Commission on June __, 1998.

                                                            File No. 333-
                                  -------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 TELLURIAN, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


Delaware                               3570                          22-3451918
----------------------------   ---------------------------   -------------------
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)



                                  Stuart French
                                 Tellurian, Inc.
                              300 K Route 17 South
                               Mahwah, N.J. 07430
                                 (201) 529-0939
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                  Stuart French
                                 Tellurian, Inc.
                              300 K Route 17 South
                               Mahwah, N.J. 07458
                                 (201) 529-0939
--------------------------------------------------------------------------------
     (Address and (Name, address and telephone number of agent for service)




Copies of all communications should be sent to:

       Steven Morse, Esq.                          Henry C. Malon, Esq.
       Lester Morse P.C.                           One Battery Park Plaza
       111 Great Neck Road                         3rd Floor
       Great Neck, NY 11021                        New York, NY 10004
       (516) 487-1446                              (212) 483-9600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective. [X]

If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.


If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]




CALCULATION OF REGISTRATION FEE



                                                                        Proposed
                                                                        Maximum
                                                    Amount to           Offering          Proposed Maximum
    Title of Each Class of Securities to be            be              Price Per         Aggregate Offering             Amount of
                  Registered                       Registered           Unit (1)              Price (1)             Registration Fee

Series 1 Convertible Preferred
Stock, par value $.01 per share (2)                 1,380,000            $5.00                 6,900,000                  2,035.50

Preferred Stock Warrants
to purchase Series 1 Convertible
Preferred Stock (3)                                 1,380,000             $.25                   345,000                    101.78

Series 1 Convertible Preferred
Stock underlying Preferred Stock
Warrants (4)                                        1,380,000             6.00                 8,280,000                  2,442.60

Representative's Warrants to
purchase Series 1 Convertible
Preferred Stock                                       120,000             .001                       120                       .03

Representative's Warrants to
purchase  Preferred Stock Warrants                    120,000             .001                       120                       .03

Series 1 Convertible Preferred
Stock underlying Repesentative's
Warrants to purchase Series 1
Preferred Stock (4)                                   120,000             8.25                   990,000                    292.06

Preferred Stock Warrants
underlying Representative's
Warrants to purchase Preferred
Stock Warrants (4)                                    120,000            .4125                    49,500                     14.60

Series 1 Preferred Stock underlying
Preferred Stock Warrants issuable
upon exercise of Representative's
Warrants (4)                                          120,000             9.90                 1,188,000                    350.46

           Total                                                                              17,752,740                  5,237.06
==================================                  =========         =========               ==========                  ========

(1)  Total estimated solely for the purpose of determining the registration fee.

(2) Includes 180,000 shares of Series 1 Convertible Preferred Stock pursuant to the Representative's Over-Allotment Option.

(3) Includes 180,000 Preferred Stock Warrants pursuant to the Representative's Over-Allotment Option.

(4) Reserved for issuance upon exercise of Warrants.

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of securities issuable upon exercise of the Representative's Warrants and Representative's Warrants to purchase Warrants are subject to the anti-dilution provisions of the Warrant.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 TELLURIAN, INC.

                              Cross Reference Sheet

Form SB-2 Item Number and Caption              Location of Caption in Prospectus

1.    Front of Registration Statement and
        Outside Front Cover Page of Prospectus Outside Cover Page

2.    Inside Front and Outside Back Cover      Inside Front and Outside
        Pages of Prospectus                    Back Cover Pages

3.    Summary Information and Risk Factors     Prospectus Summary; Risk Factors



4.    Use of Proceeds                          Use of Proceeds

5.    Determination of Offering Price          Outside Front Cover Page;
                                               Risk Factors



6.    Dilution                                 Not Applicable

7.    Selling Security Holders                 Not Applicable

8.    Plan of Distribution                     Outside Cover Page; Underwriting



9.    Legal Proceedings                        Business - Legal Proceedings

10.   Directors, Executive Officers,           Management
        Promoters and Control Persons

11.   Security Ownership of Certain            Security Ownership of Certain
        Beneficial Owners and Management       Beneficial Owners and Management;
                                               Certain Transactions

12.   Description of the Securities            Description of Securities


13.   Interests of named Experts and Counsel   Legal Matters; Experts

14.   Disclosure of Commission Position on     Management
        Indemnification for Securities Act
        Liabilities

15.   Organization Within Last Five Years      Not Applicable



16.   Description of Business                  Prospectus Summary; Business



17.   Management's Discussion and Analysis     Management's Discussion and
        or Plan of Operation                   Analysis of Financial Condition
                                               and Results of Operations

18.   Description of Property                  Business

19.   Certain Relationships and                Certain Transactions
        Related Transactions

20.   Market for Common Equity and             Cover Page; Risk Factors;
        Related Stockholder Matters            Market Information

21.   Executive Compensation                   Executive Compensation



22.   Financial Statements                     Financial Statements

23.   Changes in and Disagreements with        Not Applicable
      Accountant n Accounting and Financial
      Disclosure

Subject to Completion June __, 1998

                                 TELLURIAN, INC.

          1,200,000 SHARES OF SERIES 1 CONVERTIBLE PREFERRED STOCK AND
             1,200,000 REDEEMABLE PREFERRED STOCK PURCHASE WARRANTS

         Tellurian, Inc. (the "Company") is offering (the "Offering") for sale 1,200,000 shares of Series 1 Convertible Preferred Stock (the "Series 1
Preferred Stock") and 1,200,000 Redeemable Series 1 Preferred Stock Purchase Warrants (the "Preferred Warrants," which together with the Series 1 Preferred Stock are collectively referred to as the "Securities"). The Series 1 Preferred Stock and the Preferred Warrants offered hereby will be separately tradeable and transferable immediately upon issuance and may be purchased separately. Each Preferred Share is convertible into _________ shares of Common stock commencing _________, 1999 and pays a cumulative annual dividend of $0.50 per share on September 30th of each year. See "Description of Securities."

          Each Preferred Warrant entitles the owner thereof to purchase one share of the Company's Series 1 Preferred Stock at an exercise price of $6.00 per share (the "Warrant Exercise Price"), subject to adjustment under certain circumstances, at any time during the three year period that commences on ___________, 1999 (one year from the date of this Prospectus) and expires
_______2002. Beginning one year from the date hereof, the Preferred Warrants may be redeemed by the Company, at $.30 per Preferred Warrant if certain conditions are met. See "Description of Securities ."

          The offering price of the Series 1 Preferred Stock and the Preferred Warrants and the initial exercise price of and other terms of the Preferred Warrants were established by negotiation between the Company and J.W. Barclay & Co., Inc., the representative (the "Representative") of the underwriters of the Offering (collectively, including the Representative, the "Underwriters"), and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. For information regarding the factors considered in determining the initial offering prices of the Securities and the terms of the Preferred Warrants, see "Risk Factors" and "Underwriting." The Series 1 Preferred Stock and Preferred Warrants are expected to trade on the Nasdaq SmallCap Market ("NASDAQ SmallCap") under the symbols "_________" and "________", respectively. The Company's Common Stock and Common Stock Purchase Warrants trade on the NASDAQ SmallCap Market under the symbols "TLRN" and "TLRNW," respectively.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE __ AND "DILUTION" BEGINNING ON PAGE __.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             Proceeds
                             Price to                Underwriting                      to the
                              Public                 Discounts (1)                   Company (2)
--------------------  ----------------------  -------------------------- ----------------------------------

Per Share                  $   5.00                    $  .50                             $4.50
Per Warrant                    .25                       .025                              .225
Total (3)                $6,300,000                  $630,000                         $5,670,000

====================  ======================  ========================== ==================================
                         (footnotes appear on next page)


                  The Securities included in the underwritten offering are being offered by the Underwriters on a "firm commitment" basis subject to prior sale, when, as and if delivered to and accepted by the several Underwriters and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates evidencing the Securities will be made at the offices of the Representative in New York, New York or through the facilities of The Depository Trust Company, against payment therefor on or about __________, 1998.

                                               J.W. Barclay & Co., Inc.

                                   The date of the Prospectus is __________,1998


The following legend belongs on left side of cover page in red:

"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

(continued from cover page)

(1)  Does not include additional compensation to the Underwriters in the form of
     (a) a non- accountable expense allowance of three (3%) percent of the gross proceeds of this Offering, (b) a consulting fee of 2% of the gross proceeds of this offering and (c) a Warrant, purchasable at a nominal price, giving the holders the right to acquire 120,000 shares of Series 1 Preferred Stock at an initial exercise price of $8.25 per share (the "Underwriters' Stock Warrants") and 120,000 Warrants to purchase Series 1 Preferred Stock at an initial exercise price of $.4125 per Warrant (the "Underwriters' Warrants"). The Underwriters' Stock Warrants and the Underwriters' Warrants are collectively referred to as the "Underwriters' Securities". In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act). See "Underwriting."

(2) Before deducting estimated expenses (including the non-accountable expense allowance and consulting fee payable to the Representative) of $770,000 payable by the Company.

(3) Solely for the purpose of covering over-allotments, if any, the Company has granted to the Underwriters options (the "Over-Allotment Option"), exercisable within 45 days of the date hereof, to purchase an additional 180,000 shares of Series 1 Preferred Stock and 180,000 Preferred Warrants upon the same terms and conditions as the Securities offered hereby. If such Over-Allotment Options are exercised in full, the Total Price to Public will be $7,245,000 the Total Underwriting Discount will be $724,500, and the Total Proceeds to the Company will be $6,520,500. See "Underwriting."
           ------------------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMPANY'S SECURITIES INCLUDING OVER-ALLOTMENT, STABILIZING
AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         The Company furnishes its stockholders with annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm and makes available copies of quarterly reports containing unaudited financial statements. The Company's fiscal year end is December 31. The Company is a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file proxy statements and other information with the Securities and Exchange Commission (the "Commission").

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2, File No. 333-______ (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby and Form SB-2 Registration Statements File No. 333-______. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of the relevant contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the Public Reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048 and the Midwest Regional Office, Northwestern Atrium Center, 500 West Madison
Street, Room 1400, Chicago, IL 60661, and copies of such material can be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Materials filed electronically through EDGAR may also be accessed through the Commission's home page on the World Wide Web at http://www.sec.gov.

                                 EXCHANGE RATIO

         The Company has operations in Ontario, Canada. All dollar amounts in this Prospectus have been converted into U.S. Dollars (unless specified otherwise) based on an exchange ratio of $1 Canadian for $.70 U.S.

                                    GLOSSARY

Database: The source data for the image generator. A visual database is comprised of a library of objects formed from 3-D polygons. Once a field of view and viewing angle is established, the image generator constructs the picture using appropriate elements of the database.

EAGLE: The Company's virtual reality image generator. The EAGLE is capable of rendering 30,000 polygons every 1/30 of a second. The EAGLE is considered a real time image generator.

Field Sequential Video: A method of producing color images from a black and white picture tube. The technique is to present a red, green, or blue image field on the tube; while presenting a red, green, or blue filter at the same time. To the viewer's eye, the colors are integrated together and presented to the brain as complete and valid color images. Field sequential video is employed when color CRT's (cathode ray tubes) are not available in miniature sizes.

Full Immersion: A term used to depict a complete isolation into the computer's world of virtual reality. The term is most frequently used when describing a virtual reality helmet when only the computers image is available to the user.

Head Tracker: A means of depicting head movement when wearing a virtual reality helmet. With a head tracker, the view presented to the eyes of the viewer is accurate to the world created by the computer. In most applications the head tracker is either a magnetic sensing device or a mechanical link to the helmet.

IAAPA: The International Association of Amusement Parks and Attractions, an industry association.

Location Based Entertainment: LBE's are venues for entertainment where the guests can experience a wide selection of games, sports and rides all under one roof. The LBE is usually located in large population centers and caters to repeat customers (returning several times per month).

Real Time: A classification of speed when dealing with computer generated images. A real time computer permits a smooth transition of motion within the visual display. Flicker, or "stepping" of the image results from an update slower than a new frame every 1/30th of a second.

Resolution: One method of measuring picture quality. The higher the resolution, the higher the detail of the image. A typical TV image has 525 lines of data presented on the screen. A standard computer screen has 968 lines, and thus a more detailed image. The EAGLE is capable of 2,000 lines of data.

Resolution Formats: Common resolution formats range from low quality in the case of 250 line LED's ("Light Emitting Diode") to mid range of video monitors at 680 lines to high resolution formats at 1,200 lines. The Company's EAGLE is capable of 2,000 lines.

Tourist Entertainment Centers: Like the LBE, the TEC is a destination venue for games, sports, and virtual reality experiences. The TEC however caters to an infrequent guest and therefore must be located in a high traffic area.

Trainers/Simulators: Devices use to teach the operation and methodology of expensive machines. The military's use of trainers/simulators has been the foundation of virtual reality entertainment.

Virtual Reality: An artificial environment of sight, sound, and motion created by computers.

Virtual Reality Helmet: A device placed on the head to position a video display to the eyes of a viewer. If the helmet completely seals the viewer from all other light except that which is presented by the computer, then the experience is said to be one of total immersion.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in the Prospectus. Unless otherwise noted, all information included in this Prospectus assumes that the Underwriters' Over-Allotment Option will not be exercised. All share and per share amounts in the Prospectus give retroactive effect to a 98.52216749-for-1 forward stock split effective March 15, 1995. Also, all references to "Tellurian" or the "Company" includes Tellurian, Inc., a South Carolina corporation, which was formed on August 10, 1988 and reincorporated in Delaware via merger into its wholly-owned subsidiary effective July 2, 1996. An investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Risk Factors," "Business-Legal Proceedings" and "Dilution."

THE COMPANY

         Tellurian, Inc. ("Tellurian" or the "Company"), a Delaware corporation, is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also provides consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.

         Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. From 1992 through 1995, the Company's principal product was its AT-200 image generator which it sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. In June 1994, the Company began adapting its AT-200 Image Generator and selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

         In 1994, the Company began designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Eagle is available in multiple resolution formats and is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, Tourist Entertainment Centers ("TEC") and Location Based Entertainment Centers ("LBE").

The TEC differs from the LBE in that the market of the TEC is intended to be the family vacationer rather than the local, repeat customer.

         Utilizing the "EAGLE" technology, Tellurian has developed a helmet product to complement the Eagle for the entertainment market. This new product is expected to be marketed and sold on two levels. The first level of marketing will be for Tellurian to build its own complete game units either for sale or use in establishing one or more joint ventures, or revenue share agreements with owners and operators of TEC's or LBE's. The second level will be components for other virtual reality game manufacturers.

         In March 1997, Tellurian formed Cyberport Niagara Inc., an Ontario, Canada company, as a subsidiary for the purpose of establishing a TEC in Niagara Falls, Ontario. This 40,000 square foot facility known as "Cyberport", which opened in June 1997 in the casino district (also known as Clifton Hill), features the latest in Tellurian technology as well as an 8,000 square foot interactive attraction leased from the Ontario Science Centre, various original movie sets leased from Universal Studios and an Egyptian built replica of the treasures from the tomb of King Tut. Cyberport Niagara Inc.'s Common Stock is currently owned 100% by the Company.

         In March 1998, the Company engaged the services of Carousel Consulting, specialists in identifying merger and/or acquisition candidates, to assist it in seeking out companies in the entertainment industry to merge with or be acquired by Tellurian. No assurances can be give that any transaction will be successfully completed.

     Tellurian, Inc. is located at 300K Route 17 South, Mahwah, NJ 07430 and its telephone number is (201) 529-0939.

THE OFFERING

Securities Offered       This Prospectus relates to 1,200,000 shares of Series 1
                         Preferred Stock and 1,200,000 Preferred Warrants.  See
                         "Description of Securities.
Common Stock
  outstanding            3,959,763 shares (1)

Common Stock
 Purchase Warrants
 outstanding             5,127,500

Series 1 Preferred
 Stock outstanding
 before Offering         -0- shares

Series 1 Preferred
  Stock outstanding
  after the Offering     1,200,000 shares (2)

Preferred Warrants
  outstanding before
  the Offering           -0- warrants

Preferred Warrants
 outstanding after
 the Offering            1,200,000 warrants

Use of Proceeds     The net proceeds  from the Offering  will be applied  toward purchase a Cyberport facility in Ontario, Canada, completion of food service and adding exhibits at Cyberport, reduction of current liabilities and notes payable, production and marketing of the Tellurian helmet, payment to Fightertown and working capital. See "Use of Proceeds."

Risk Factors        The Securities  offered hereby involve a high degree of risk and substantial immediate dilution to investors. Prospective investors, before purchasing any securities offered, should review carefully and consider the information contained in the Prospectus and particularly the items set forth under "Risk Factors" and "Dilution."

NASDAQ SmallCap     Common Stock   "TLRN"
Symbols (3)         Common Stock Purchase Warrants "TLRNW"
                    Series 1 Preferred Stock "_________"
                    Preferred Warrants "__________"

Warrant Terms       Each  Preferred   Warrant  entitles  the  owner  thereof  to
                    purchase one share of the Company's Series 1 Preferred Stock at an  exercise  price  of $6.00  per  share  (the  "Warrant
                    Exercise  Price"),   subject  to  adjustment  under  certain
                    circumstances, at any time during the three year period that commences on ___________, 1999 (one year from the date of this Prospectus) and expires _______2002. Beginning one year from the date hereof, the Preferred Warrants may be redeemed by the Company, at $.30 per Preferred Warrant if certain conditions are met. See "Description of Securities ."


----------------

(1) Does not include the following: (i) up to 5,127,500 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants; (ii) up to 370,000 shares of Common Stock issuable upon exercise of the Warrants sold to the Underwriters of the Company's initial public offering in November 1996; (iii) up to _______ shares of Common Stock issuable under Tellurian's Stock Option Plans; and (iv) Common Stock issuable upon conversion of the Series 1 Preferred Stock.

(2) Does not include the Underwriters' Securities.

(3) While the Company's Common Stock and Warrants trade on NASDAQ SmallCap Market and it is expected that the Securities offered hereby will also be listed on the NASDAQ Small Cap Market on the date of this Prospectus, there can be no assurance that a trading market in the Securities will be established or will be sustained. The Company currently may not meet the maintenance requirements for having its securities listed on NASDAQ and unless the Company is successful in meeting such standards, delisting of all of its securities from NASDAQ SmallCap is likely. See "Risk Factors - Requirements for Maintaining Listing Securities on NASDAQ SmallCap."

SUMMARY FINANCIAL INFORMATION

         The following selected information has been derived from the historical financial statements of Tellurian included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto.

Income Statement Data:



                                                                       Year               Year
                                   Three Months Ended                 Ended              Ended
                              March 31,          March 31,            Dec. 31           Dec. 31
                                1998               1997                1997              1996

Revenues                       $34,908           $ 81,285           $521,045          $819,380
Gross Profit                   (83,023)             17,623           165,913           535,373
Net (Loss)                    (767,342)          (636,760)        (2,708,993)         (962,420)
Net (Loss) per
Common Share                      (.24)              (.21)              (.90)             (.53)
Weighted Average
Number of
Common Shares
Outstanding                   3,195,885          3,025,000         3,025,000         1,817,708

Balance Sheet Data:


                                      March 31,          Pro Forma
                                        1998
Working Capital
(deficit)                           $(393,274)           $4,506,726
Total Assets                         3,865,471            8,372,197
Long-Term Debt                         122,635              122,635
Total Liabilities                    1,641,558            1,641,558
Minority Interest                      640,027                  -0-
Stockholders'
Equity                               1,583,886            6,483,886

--------------
(1) See Notes to Financial Statements for an explanation of the calculation of shares used in computing net loss per share.

(2) Gives effect to the sale of 1,200,000 shares of Series 1 Preferred Stock and 1,200,000 Preferred Warrants offered hereby and the anticipated application of the net proceeds of $4,900,000 See "Use of Proceeds."

                                  RISK FACTORS

              An investment in the Securities involve a high degree of risk and immediate substantial dilution. Prospective investors should consider carefully the following risk factors, in addition to other information contained in this Prospectus, in evaluating an investment in the Securities offered hereby.

              Going Concern. The audited financial statements have been prepared by Management on a going concern basis. See "Note 1 in the Notes to Consolidated Financial Statements." In the event that cash generated from the Company's plan of operation as specified above are insufficient to meet its existing obligations and on-going expenses (including those of Cyberport Niagara) or the Company does not receive the proceeds of the Offering, the Company may need to seek reorganization protection under applicable bankruptcy laws. See "Financial Statements" and "Management's Discussion and Analysis and Results of Operations."

              Financial Condition: Losses. The Company sustained net losses of $767,342, $674,557, $2,708,993, $962,410 and $699,665 for the three months ended
March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively, and continues to incur losses from operations. As of March 31, 1998, the Company has stockholders' equity of $1,583,886 and a working capital deficit of $393,274. For the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995, the Company had sales of $34,908, $81,285, $521,045, $819,380 and $477,311, respectively. There can be no assurance that the Company will be able to generate substantial revenues from operations or operate profitably in the future. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Deficit Working Capital-Dependence upon Proceeds of the Offering. At March 31, 1998, Tellurian has a deficit working capital of $393,274. The Company is currently meeting its cash requirements from limited cash generated from operations and recent loans made in April and May 1998. In light of the Company's working capital deficit and continuing negative operating cash flows, the Company is dependent upon the proceeds from this Offering to meet its obligations as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Possible Need for Additional Financing Beyond the Proceeds of the Offering. After the completion of the Offering, the company may require additional financing beyond the proceeds of the Offering to open one or more TEC's or LEC's, or for its general operations due to unforeseen circumstances or continuing operating losses. No assurances can be given that such financing will be available in the amount required and, if required, that such financing can be obtained on terms satisfactory to the Company, if at all.

              Tellurian's Dependence Upon Cyberport. Tellurian's principal source of revenues is the TEC it has established through a subsidiary in Niagara Falls, Ontario. This 40,000 square foot facility known as Cyberport has only been in operation since late June 1997 and has had limited revenues. The success of the Company is highly dependent upon Cyberport realizing significant revenues from operations. Cyberport's operations are anticipated to be seasonal in nature with the high season being the warm summer months and the low season being the cold winter months when tourism is at a low. No assurances can be given that the operations of Cyberport will result in either positive cash flow to the Company or profitable operations.

              Management's Lack of Experience in Running Tourist Entertainment Centers (TEC's); Possible Failure of Cyberport to Promote Tellurian Products; Possible Difficulty in Selling Off Majority Interest in Cyberport. The Cyberport Niagara tourist entertainment center is believed by Management to represent a new concept in family entertainment. While Management is encouraged by the initial reception which the facility has gained, the lack of clear parallels to compare the facility to makes it difficult for Management to properly evaluate its progress against other facilities. The Company has no prior experience in owning and operating a TEC. There can be no assurances that the Cyberport facility in Niagara Falls, Ontario will operate profitably, nor can there be any assurance that the facilities role in promoting the sale of Tellurian products will be successful in the marketplace. Failure of the center to make progress in its marketplace would materially affect Management's ability to sell up to a majority share of this facility to an outside investor in accordance with its stated desire as described herein. See "Business."

              Certain Market Restrictions. As a result of the 1996 Agreement with Voyager (see "Business - Licensing of Tellurian Technology") and Fightertown (see "business Agreement with Fightertown"), the Company is prohibited from selling certain of its products into several defined markets. Such restrictions could have an adverse affect on the Company's ability to successfully develop and sell its products in volumes necessary for the Company to be successful in its marketplace. See "Business-Licensing of Tellurian Technology."

              Uncertain Market Acceptance; Lack of Marketing Organization; and Distribution Network. The Company's future success heavily depends upon the acceptance of its new virtual reality. With any new technology, there is a substantial risk that the market may not appreciate the benefits or recognize the potential of the technology. Market acceptance of the Company's virtual reality helmet will depend in large part upon the ability of the Company to demonstrate the technological and commercial advantages of the Company's helmet over other types of virtual reality helmets. The inability of the Company to successfully introduce its virtual reality helmet will have a material adverse effect on the Company's financial condition and results of operation. Successful penetration of the Company's proposed markets will be substantially dependent on the Company's ability to implement its marketing and sales plan and the successful operation of its Cyberport TEC. There can be no assurances that the Company can implement its marketing and sales plan with the resources available to it or, if implemented, that such plan will be successful in penetrating the Company's proposed markets. See "Business."

              Uncertain Performance of the Company's Helmet Visual and Audio System. The Company's virtual reality helmet is a critical component in the Company's plan to deliver high performance virtual reality experiences that are affordable and commercially viable. While the Company has observed the performance of the prototype helmet in laboratory conditions, it has not yet placed its proprietary helmet prototype into arcade conditions in order to evaluate its performance over longer periods under less desirable conditions. While the initial studies have not given management causes for concern about the likely results of such tests, there can be no assurances that problems that affect market acceptance of the product will not be found once the product is subjected to tests under true market conditions. See "Business."

              Revenues Dependent Upon a Limited Number of Customers. The Company has in the past been dependent upon a limited number of customers which have accounted for substantially all of the Company's revenues. See "Business - Products." While Management believes that future revenues (from sources other than Cyberport) are expected to be from a larger group of customers who are in the entertainment market rather than from a limited group of customers that are primarily in the simulation and training market, no assurances can be given that the Company will be successful in expanding its customer base so as not to rely on sales from a limited number of customers.

              Rapid Changes in Technology. The technology underlying Tellurian's products is subject to rapid change. The Company maintains an ongoing research and development program and its success will depend in part upon its continuing ability to respond quickly and successfully to technological advances by developing and introducing new and improved products. There can be no assurance that the Company will be able to foresee and respond to such advances or that competitors, including those with greater financial and other resources, will not succeed in developing technologies and products that are more effective than the Company's. See "Business - Research and Development."

              Competition. Competition in the virtual reality entertainment market comes primarily from defense related manufacturers, many of which have much greater financial, technical, manufacturing and sales and marketing resources than the Company. In addition, as the virtual reality market develops and continues to grow, many larger companies can be expected to enter this market, thereby increasing the competition. Although the Company believes that its developing virtual reality system and other virtual reality devices will be highly competitive due to performance and cost factors, there can be no assurance that the marketplace will consider the Company's products to be superior to competing products or that the Company can effectively compete with these larger companies in the future. Further, the Company has entered the TEC market through its subsidiary, Cyberport Niagara, Inc. There can be no assurances that other competitors for the family tourist market will not be more successful than the Company in marketing to this group especially since many of these competitors are larger and more experienced than the Company, in addition to which many have significantly greater resources than the Company. See "Business."

              Dependence Upon Proprietary Technology; Intellectual Property Rights; Lack of Patent Protection. Tellurian regards its products as proprietary and relies primarily on a combination of technological complexity and employee non-disclosure agreements, and other intellectual proprietary protections methods to protect its proprietary rights. Although the Company believes that its products are uncopyable, it may be possible in the future for unauthorized third parties to pay to copy or reverse engineer certain portions of the Company's products or obtain or use information that the Company regards as proprietary. The Company currently has no patents. Although the Company's competitive position may be adversely affected by unauthorized use of its proprietary information, the Company believes that the ability to fully protect its intellectual property is less significant to its success than are other factors, such as the knowledge, ability and experience of its employees and its ongoing product development and customer support activities. There can be no assurance that third parties will not assert infringement or other claims against the Company with respect to any existing or future products, or that licenses would be available if any Tellurian technology were successfully challenged by a third party , or if it became desirable to use any third party technology to enhance Tellurian's products. Litigation to protect the Company's proprietary information or to determine the validity of any third party claims could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel, whether or not such litigation is determined in favor of the Company. In addition, the Company entered into a licensing agreement dated January 1, 1996 with Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") which granted Voyager certain irrevocable, exclusive rights under an assignable license to be the exclusive supplier of the EAGLE image generator within a restricted group of countries and which allows Voyager to sell the product worldwide, subject to the payment of certain royalties to Tellurian. Such agreement could impact the Company's marketing efforts of the EAGLE should Voyager elect to sell the EAGLE in North America. See "Licensing of Tellurian Technology."

              Notes Due to Related Parties. The Company has a note payable to Charles Powers, a founder of the Company, in the principal amount of $346,736 and against which the Company owes accrued interest of $364,129 as of May 31, 1998. This note is payable on demand. Should Mr. Powers demand payment in whole or significant part, there can be no assurance that the Company will have the cash resources to meet such demand. Management is presently negotiating with Mr. Powers endeavoring to get the demand date converted into Common Stock. However, there can be no assurance that the Company will be successful in this regard. In the event such conversion into Common Stock is not obtained from Mr. Powers and he demands payment of his note prior to the Offering at a time when the Company is unable to pay such note, the Company may find it necessary to seek protection from creditors by reorganizing under applicable bankruptcy laws. Also "Use of Proceeds" and "Certain Transactions."

              The Company is indebted to Celia Klimas, an aunt of Richard and Ronald Swallow pursuant to a demand note in the principal amount of $150,000 plus accrued interest. This loan will be paid with the proceeds of the Offering. See "Certain Transactions."

              Management's Broad Discretion in Use of Proceeds. Since an estimated 24% or $1,200,000 of the estimated $4,900,000 of net proceeds of this Offering are allocated to working capital and Management has reserved the right to re-allocate the other uses of the net proceeds of this Offering within the categories specified under "Use of Proceeds," Management of the Company has discretion in the application of the net proceeds of the Offering. Although the Company does not intend to use more than an estimated $800,000 of the net proceeds of this Offering toward repayment of debt, as describe herein, it is possible that Management will be required to re-allocate up to an additional $750,000 of the net proceeds of this Offering for said purposes if Management believes that it is in the best interest of the Company. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Management of the Company.

              Agreement with Fightertown. The Company recently entered into a mutual Release and Settlement Agreement with Fightertown Entertainment, Inc. to settle certain disputes that resulted in Fightertown filing a law suit against Tellurian in the United States District Court, Central District of California. The Settlement Agreement calls for the release of all claims against each party other than claims arising out of the parties' obligations under the Settlement Agreement which obligations are discussed under "Business - Agreement with Fightertown." In the event that Tellurian breaches its obligations under the Settlement Agreement and such breach is not cured within 15 days of notice of the breach, Fightertown may enter a $500,000 stipulated judgment in favor of Fightertown for Tellurian's failure to comply with the terms of the agreement and the damages caused to Fightertown's business. In the event that Tellurian breaches the Settlement Agreement and fails to timely cure the breach, the stipulated judgment may adversely impact Tellurian's operations. See "Business-Agreement with Fightertown."

              Dependence on Key Employees. The Company is particularly dependent on the services of its key employees, Dr. Ronald Swallow and Mr. Stuart French, the loss of one or more of whom could have a material adverse effect on the Company's operations. The Company has entered into employment agreements with each of Dr. Swallow and Mr. French and has obtained key man life insurance in the amount of $1,000,000 on the lives of Dr. Swallow and Mr. French. No assurances can be given that such insurance will adequately compensate Tellurian in the event of the loss of such key personnel. The Company believes that its success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel. The business of the Company is highly technical in nature. The Company's future growth is dependent upon its ability to attract and retain qualified technical personnel. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to market its products. Competition for such personnel in the computer technology industry is intense. Failure to attract and retain such personnel could have an adverse effect on the Company's business, operating results and financial condition. See "Management. "

              Control by Principal Shareholders. Without giving effect to the potential exercise of the Preferred Warrants and options, the current principal shareholders and Management of the Company beneficially own approximately 1,200,000 shares of Common Stock, or approximately 30% of the then outstanding shares of Common Stock of the Company. Accordingly, the current principal shareholders and Management may be in a position to influence the election of the Board of Directors of the Company. See "Security Ownership of Management and Others."

              No Cash Dividends on Common Stock and None Anticipated. The payment by Tellurian of cash dividends on its Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. Tellurian has not paid or declared any cash dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future. See "Dividends Policy."

              Determination of Terms of the Offering. The terms of the Offering, the exercise price of the Preferred Warrants and offering price of the Series 1 Preferred Stock were arbitrarily determined by the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, book value per share or other generally accepted criteria of value.

              Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely effect the market price for the Common Stock. The Company has 3,959,763 shares of Common Stock and 5,127,500 Common Stock Purchase Warrants outstanding as of the date of this Prospectus. Of these shares of Common Stock, 2,321,605 shares of Common Stock are freely tradeable in the public market without restriction under the Securities Act, except for securities owned by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which are subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"). The remaining shares of Common Stock outstanding are "restricted securities" as that term is defined in the Securities Act and have not been registered under the Securities Act. The holders of 1,000,000 such shares of Common Stock have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until November 5, 1998, without the prior written consent of the Representative. At the end of the aforesaid lock-up period (or earlier with the consent of the Representative) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of these 1,000,000 shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. See "Shares Eligible For Future Sale."

              Requirements for Maintaining Listing of Securities on NASDAQ SmallCap. The Company's Common Stock and Common Stock Purchase Warrants trade on NASDAQ SmallCap Market and the Company is seeking to have its Preferred Stock and Preferred Warrants listed on NASDAQ. The rules of NASDAQ SmallCap establish criteria for continued quotation of securities on such market. As of June 10, 1998, the Company may be deemed to fail to meet the net tangible asset/market capitalization/net income requirements for continued listing of its securities on NASDAQ. The Company has requested a written hearing for an exception to be granted and, if such written hearing is unsuccessful, the Company intends to seek an oral hearing for an exception to be granted. There can be no assurance that Tellurian will be able to obtain an exception from NASDAQ from continued listing or that it will be able to maintain the standards for continued quotation. These standards will require the Company to maintain net tangible assets of $2,000,000 or net income of $500,000 in two of the last three years or a market capitalization of at least $35 million and a minimum bid price for its Common Stock of $1.00 per share among other requirements. If the Company's securities are delisted from NASDAQ, the market for the Company's securities will likely be affected adversely and holders may be unable to sell their Securities. Trading, if any, in the listed securities would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the OTC electronic Bulletin Board. If this result were to occur, an investor may find it more difficult to dispose of, or in the case of the "pink sheets," to obtain accurate quotations as to the price of the Company's securities.

              No Public Market for the Units. There is presently no public market for the Company's Series 1 Preferred Stock and Preferred Warrants. The Company intends to list the securities for trading on NASDAQ on the date of this Prospectus. No assurances can be given that a public market for the securities will develop on the NASDAQ Stock Market in the over-the-counter market on the OTC Electronic Bulletin Board or in the "pink sheets."

              "Penny Stock" Regulations. The Commission has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Company has less than $2,000,000 in net tangible assets, the Securities and Common Stock may be deemed to be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. Transactions in a non-NASDAQ security would be exempt from all but the sole market maker provision for (i) issuers who have $2,000,000 in tangible assets if such issuer has been in continuous operation for three years, or $5,000,000 in tangible assets if such issuer has been in continuous operation for less than three years, (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market maker for such securities would be subject only to the sole market marker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

              The above-described rules may materially adversely affect the liquidity for the market of the Common Stock and Securities should they cease to be quoted (or not listed for trading) on the NASDAQ SmallCap. Such rules may also affect the ability of broker-dealers to sell the Company's Common Stock (and the Securities should a public market develop) and may impede the ability of holders of such securities to sell such securities in the secondary market.

              Current Prospectus and State "Blue Sky" Registration Required to Exercise the Preferred Warrants. The Preferred Warrants provide that the Company shall not be obligated to issue shares of Series 1 Preferred Stock upon exercise of the Preferred Warrants unless there is a current prospectus relating to the Series 1 Preferred Stock under an effective registration statement filed with the Commission and unless such securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Preferred Warrants reside. In accordance with the Securities Act, a prospectus ceases to be current nine months after the date of such prospectus if the information therein (including financial statements) is more than sixteen months old or sooner if there have been other fundamental changes in the matters discussed in the prospectus. The Company intends to utilize its best efforts to maintain a current prospectus relating to the above referenced securities under an effective Registration Statement filed with the Commission. Although the Company has agreed to use its best efforts to meet such regulatory requirements in the jurisdictions in which the Preferred Warrants are sold in the Company's Offering, there can be no assurance that the Company can continue to meet these requirements. Purchasers may buy Preferred Warrants in the secondary market or may move to jurisdictions in which the securities issuable upon exercise of the Preferred Warrants are not so qualified or exempt. In this event, the Company would be unable lawfully to issue securities to those persons upon exercise of the Preferred Warrants unless and until the securities issuable upon exercise of the Preferred Warrants is qualified for sale or exempt from qualification in jurisdictions in which such persons reside. There is no assurance that the Company will be able to effect any required registration or qualification. The value of the Preferred Warrants could be adversely affected if a then current prospectus covering the securities issuable upon exercise of the Preferred Warrants is not available pursuant to an effective registration statement or if such securities is not qualified for sale or exempt from qualification in the jurisdictions in which the holders of the Preferred Warrants reside. Further, under the terms of the agreement under which the Preferred Warrants will be issued, the Company is not permitted to redeem such Preferred Warrants unless a current prospectus is available at the time of notice of redemption and at all subsequent times to and including the date of redemption. See "Description of Securities -Warrants."

              Potential Adverse Effect of Redemption of Preferred Warrants; Possible Expiration Without Value; Effect of Preferred Warrants. The Preferred Warrants are redeemable by the Company, in whole or in part, upon 30 days' prior written notice at $.30 per Preferred Warrant, beginning one year after the date of this Prospectus and provided certain specified market conditions are met. Redemption of the Preferred Warrants could force the holders to exercise the Preferred Warrants and pay the Preferred Warrant Exercise Price at a time when it may be disadvantageous for the holders to do so, to sell the Preferred Warrants at the then current market price when they might otherwise wish to hold the Preferred Warrants for possible additional appreciation or to accept the redemption price, which is likely to be substantially less than the market value of the Preferred Warrants at the time of redemption. In addition, if the market price of the Common Stock does not exceed the Preferred Warrant Exercise Price at the expiration of the exercise period, the Preferred Warrants may expire without value. See "Description of Securities - Preferred Warrants." The exercise of the Preferred Warrants and the sale of the underlying securities (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of such outstanding Preferred Warrants can be expected to exercise them, to the extent that they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such Preferred
Warrants.  See  "Description  of  Securities."  As a  result  of  the  Preferred
Warrants, the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. It is also possible that, as long as the Preferred Warrants remain outstanding, their existence might limit increases in the price of the Common Stock.

              Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management-Limitation of Directors' Liability; Indemnification."

                                 USE OF PROCEEDS

              The net proceeds of this offering, estimated at $4,900,000 after the payment of offering expenses, is anticipated to be applied to the corporate purposes specified below over a period of approximately 12 to 15 months as follows:

                                                                 Amount
Purchase of Cyberport facility in
Ontario, Canada (1)                                             $2,100,000

Capital outlay to produce and
market the Tellurian Helmet to be
used in conjunction with its
proprietary image generations                                      350,000

Completion of Food Service at
Cyberport                                                          200,000

Adding Exhibits at Cyberport                                       205,000

Reduction of current liabilities (2)                               630,000

Payment of debt owed to Celia Klimas (3)                           170,000

Payment to Fightertown (4)                                          45,000

Working Capital (5)                                              1,200,000
                                                                 ---------
                                                                $4,900,000
------------------
(1) The Company has an option to purchase the Cyberport facility. In the event that the Company elects not to purchase this facility, this money is intended to be utilized to open an additional TEC or LBE similar to Cyberport. See "Business."

(2) At March 31, 1998, the Company has current liabilities of $1,518,923 which were incurred in the general operation of the Company's business.

(3) $150,000 plus interest is owed to Celia Klimas, a relative of Ronald and Richard Swallow, a director of the Company.

(4)      See "Business - Fightertown."

(5) Amounts allocated to working capital may be used for all corporate purposes, including, without limitation, establishing one or more additional TEC's or LBE's. In the event that the Underwriters exercise the Over-Allotment Option, amounts allocated to working capital would increase by approximately $800,000. See "Underwriting."

              The foregoing represents the Company's best estimate of its expected specific uses of the net proceeds of the Offering. The resulting amounts actually expended for certain purposes described above may vary significantly depending on numerous factors, including but not limited to, the success of Cyberport, the sale of up to a majority interest in Cyberport, the possible payment of amounts due to Charles Powers if such debt is not converted into Common Stock pursuant to on-going negotiations, establishing other TEC's or LBE's with other joint venture partners, the market demand for the Company's virtual reality products, and the market success of Tellurian's products (including its new helmet). The Company may, in the future, find it necessary or desirable to change the specific uses of the net proceeds due to certain exigencies of the business and, therefore, there could be significant variations in the above use of proceeds. In the event one or more of such exigencies occurs, the Company will reallocate the net proceeds of this Offering within the above categories in response thereto.

              Pending application of the net proceeds of the Offering, if any, the Company may make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts, interest-bearing securities or other insured short-term, interest-bearing investments.

                                 DIVIDEND POLICY

              Tellurian has not paid any cash dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. Tellurian intends to retain any future earnings to finance the growth and development of its business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of Tellurian and will depend on the Company's operating results, financial condition, capital requirements and such other factors as the Board of Directors of Tellurian may deem relevant. See "Risk Factors - No Dividends and None Anticipated" and "Description of Securities."


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         During 1997 the Company has been able to make progress towards meeting its objectives which included:

      *     Development of its virtual reality helmet;

      * Establishment of a virtual reality showplace for demonstrations of Tellurian products; and

      * Establishing a TEC for the purpose of operating and owning such a facility in order to generate revenues.
                                                        23

         The market for free-standing image generators has proven to be extremely limited. The development of the data-base to complete the experience is a skill possessed by a limited number of companies in the industry, but the majority of the potential customers for Tellurian products are arcades, restaurants, and other entertainment facilities who rely on their supplier to deliver a complete, ready to run experience. The Tellurian image generator has the advantage of being able to display a 360 degree world in which all of the players can be linked. The competitive edge that Tellurian has is that its world can be changed by any of the players and the resulting world is changed for all of the players. Game software for this type of world must be developed specifically for that world. Without both the image generator and the database software, Tellurian has in the past been trying to sell to an extremely limited market. The Tellurian product which now exists is one which is a free-standing experience. Further, the completion of the helmet as described herein allows the experience to be delivered to the end-user requiring very little physical space. The space issue is also critical to end-users who evaluate the performance of their investments on a "revenue per square foot basis". This combination should allow Tellurian to market its products to distributors and large end users of arcade type games, a market in which it had no access before these developments.

The Virtual Reality Helmet

         Tellurian's virtual reality helmet (with a disposal liner) is critical to the broad market acceptance of its products since it removes one of the major sources of market resistance to the Company's virtual reality units--the amount of physical space required by the viewing screens. The arcade market represents by far the largest grouping of potential buyers for the units and these potential buyers are heavily influenced by the return per square foot of floor space occupied. The helmet would reduce the square footage needed by approximately 50% while improving the quality of the sound through the almost complete elimination of background noise coming from other activities in the facility and significantly reducing the Company's cost per virtual reality unit. The Tellurian helmet has been specifically engineered to be driven by the proprietary Tellurian EAGLE image generator. Management believes that the quality of the experience gained through use of the helmet coupled with the head motion tracker will be significantly superior to the experience currently offered in the marketplace either by Tellurian or by any of its competitors.

         The helmet is now ready for introduction to the market, but the Company needs approximately between $250,000 and $350,000 of financing to produce and market the Tellurian Helmet. The Company plans to offer the helmet based experience for delivery within four months from date of order, but its ability to do that is subject to the receipt of sufficient financing. However, the Company cannot be certain that the design principles it has decided upon will be successful in the marketplace. Also, the Company cannot be sure that the marketplace will accept the product and the pricing which the Company intends to utilize. Management recognizes that many competitors are actively engaged in the design and manufacture of products intended for this use. Many of these competitors have more experience in helmet design and manufacturing than the Company does, and many of these competitors have more financial resources to draw upon than the Company. There can be no assurance that the Company's design will be successful, nor that the Company will find a ready market and sufficient financing for the helmet. The Company expects that, if the helmet design is successful, this medium will replace the larger and more expensive means of delivering the video and audio images to its customers. Management believes that, if successful, the helmet may represent a significant portion of its future revenue.

Cyberport

         In late June 1997, the Company was able to begin conducting operations in its subsidiary, Cyberport Niagara, Inc. Although the limited opening of Cyberport was not done early enough to have an noticeable impact on revenue for the season, Management believes that it was essential to open the facility in close to final form in order to attract the various tour operators to view the facility. While Management does not believe that the flow from the casual tourists in Niagara Falls will provide enough revenue to ensure the viability of Cyberport, Management believes that the exposure to the summer tourists and, more importantly, to the tour groups that conduct summer business in Niagara Falls, was critical to Management's plans to develop the group tour business for the 1998 and subsequent seasons. The Company promoted the facility in general and the Tellurian experience since the 1997 opening. Numerous "free-of-charge" events were run in order to hasten the awareness of the facility to the tourism industry in the Niagara region. Efforts concentrated on ensuring strong relationships with group tour operators and guaranteeing prime exhibit spots in the many tourist information booths in and around the Niagara area for the 1998 season. As a result, revenues for 1997 were minimal, but Management believes that the marketing programs and overall direction of Cyberport is correct. Management is particularly encouraged by the sales leads it has received for Tellurian products as a result of the promotional efforts done by Cyberport staff.

         The Company believes that its ability to operate this facility successfully depends on elements both within and outside of its control, including the success of its own products incorporated into this venture. Also, the Company faces competition from existing and new entrants into the tourism market in the Niagara Falls region. Most of the competitors have more experience than the Company in opening and managing tourist facilities and most have more financial resources than the Company. There can be no assurances that this project will perform successfully.

         The Company is endeavoring to locate an investor desirous of owning an interest or a controlling interest in Cyberport Niagara. There can be no assurance that the Company will be successful in this effort or that, if successful, that the terms and conditions of the sale will be satisfactory to the Company. Nonetheless, the Company expects that a significant portion of its future revenues are dependent upon the successful operation of Cyberport facilities.

Voyager

         In 1996, Tellurian entered into a Technology Transfer Agreement with Voyager (a Republic of China corporation) pursuant to which Tellurian granted Voyager certain rights in return for a net fee of $850,000 to Tellurian. The Company has been contacted by Voyager to discuss an additional transfer agreement dealing with the virtual reality helmet technology. Management is evaluating the impact such an agreement would have upon its operations prior to making an decision regarding its willingness to share this technology with Voyager. Should Management decide to enter into negotiations with Voyager on this matter, there can be no assurances that an agreement satisfactory to the Company can be reached.

Results of Operations

Three Months Ended March 31, 1998 vs. Three Months Ended March 31, 1997

         Tellurian and its subsidiary had net sales for the three months ended March 31, 1998 of $34,908, a decrease of $42,377 or 52% over the comparable period of the prior year. For the three months ended March 31, 1998, the Company's gross profit (loss) was ($83,023) as compared to $17,623 for the comparable period of the prior year. Such decrease in gross profit is primarily due to the costs related to the Cyberport Niagara facility during the period where it was almost completely closed for business.

         Tellurian's research and development activities for the three months ended March 31, 1998 were $209,989, representing an increase of $5,902, or 2.5%, over the comparable period for the prior year. The research and development activities related to Tellurian's concentrated effort to complete the virtual reality helmet and to develop software for use with that helmet and other versions of virtual reality products.

         Selling, general and administrative expenses for the three months ended March 31, 1998 were $444,396, a decrease of $43,697, or 9%, over the comparable period of the prior year. This decrease is principally due to the continued cutting of any variable costs available for reduction by management action.

         For the three months ended March 31, 1998 interest expense was $17,262, an increase of 4,962, or 40%, over the comparable period of the prior year.

         Tellurian's net loss for the three months ended March 31, 1998 was $767,342 as compared to a loss of $636,760 for the comparable period of the prior year because of the aforesaid decreases in sales and increases in costs.


Year Ended December 31, 1997 ("1997") vs. December 31, 1996 ("1996")

         Tellurian's net sales for 1997 were $521,045, a decrease of $298,335 or 36% over the comparable period of the prior year. Such decrease was primarily due to the completion of the Voyager consulting contract at the end of 1996. Also, the Company's concentration on developing the helmet display unit and on opening Cyberport may have negatively impacted sales of image generation equipment . For 1997, the Company's gross profit was $165,913 as compared to $535,373 for the comparable period of the prior year. Such decrease in gross profit is partially due to the loss of revenue from the completion of the Voyager contract and partially due to the costs related to the operation of the Cyberport Niagara facility.

         Tellurian's research and development activities for 1997 were $862,031, representing an increase of $173,928, or 25%, over the comparable period for the prior year. The increase in research and development activities related to Tellurian's concentrated effort to complete virtual reality helmet and to develop software for use with that helmet and other versions of virtual reality products.

         Selling, general and administrative expenses for 1997 were $1,934,319, an increase of $1,349,198, or 230%, over the comparable period of the prior year. This increase is principally due to the cost of developing and operating Cyberport (approximately $950,000) as well as the increased costs related to becoming a public entity (insurance, professional fees and similar items).

         For 1997 interest expense was $121,186, and increase of 9,853, or 8.7%, over the comparable period of the prior year.

         Tellurian's net loss for 1997 was $2,708,993 as compared to a loss of $962,410 for the comparable period of the prior year because of the aforesaid decreases in sales and increases in costs.

Liquidity and Capital Resources

         In December 1995 and January 1996, the Company raised approximately $675,000 from the sale of promissory notes and 3,000,000. In June 1996, the Company received proceeds of approximately $149,000 from the sale of its promissory notes, $25,000 of which automatically converted into 25,000 shares of the Company's Common Stock upon the completion of its public offering in November 1996.

         In November 1996, the Company sold 1,400,000 shares of its Common Stock at an offering price of $5.00 per share and 2,127,500 Common Stock Purchase Warrants at an offering price of $.25 per share. The Company received net proceeds of approximately $6,200,000 from the offering.

         For the year ended December 31, 1997, net cash of $1,107,900 was used in operating activities. This cash usage, while principally attributable to the Company's net loss, was somewhat less than the actual loss due to the increase in accounts payable due to the Company's suppliers. For the year ended December 31, 1996, $1,851,540 was used in operating activities.

         For the year ended December 31, 1997, net cash of $864,568 was used in investing activities. Funds of approximately $2.06 million were provided from the sale of marketable securities and approximately $2.77 million was used in the purchase of property and equipment, almost entirely at the Cyberport facility. For the year ended December 31, 1996, $2,210,233 was used in investing activities. For the year ended December 31, 1997, $368,484 was provided from financing activities.

         The primary sources of this cash were the proceeds of certain loans completed during the year. For the year ended December 31, 1996, $5,783,829 was provided from financing activities. The primary source of these funds from the public offering completed in November of 1996.

         For the three months ended March 31, 1998 and 1997 net cash of $622,712 and $1,085,031, respectively was used in operating activities. The net loss from operations for the period ended March 31, 1998 was partially offset by an increase in the Company's non-cash depreciation and amortization expense. The increase in deferred costs was offset by a similar increase in accrued expenses and accounts payable.

         For the three months ended March 31, 1998 net cash of $16,088 was generated from investing activities. For the three months ended March 31, 1997, $157,007 was used in investing activities. Funds were generated from the sale of certain of the Company's fixed assets while all non-essential expenditures were stopped.

         For the three months ended March 31, 1998 and March 31, 1997, $380,016 and $-0- was provided from financing activities. The primary sources of this cash were the proceeds of the warrant conversion completed by the Company which is described in the following paragraphs.

         During March 1998, the Company completed a warrant exchange offer. The offer was made on the following terms:

         1. Warrant holders who tendered their Common Stock Purchase Warrants at $1.875 per tendered warrant received one unit for each warrant tendered.

         2. Each unit consisted of one share of the Company's common stock and one new Common Stock Purchase Warrant identical to the tendered warrant.

         The Company sold a total of 321,605 units in the warrant exchange offering resulting in gross proceeds of $603,011 and net proceeds of $490,912 after offering costs of $112,099.

         During 1997, the Company experienced delays in completing the virtual reality helmet and has suffered from its inability to attract a major investor to the Cyberport project as planned. These two events, coupled with the limited revenues from sales of the Company's existing products and less than expected receipts from Cyberport, have caused a continued drain of the Company's limited capital . As a result, Management has been forced to devote significant efforts to raising capital in support of the plan of operations. While many potential investors have been approached about Cyberport, the lack of a demonstrable financial track record has made it difficult to complete the sale of any of the Company's Cyberport interest.

         Management believes that the introductory marketing costs of the virtual reality helmet and the working capital required to be able to meet expected delivery needs will require the Company to utilize an estimated
$250,000 to $350,000 of the proceeds of the Offering. If the Company is not successful in obtaining those funds from the proceeds of the Offering, the introduction of the helmet will be negatively impacted and the Company's operating results will be adversely impacted.

         The Company recently negotiated a $250,000 short-term loan with a non-affiliated party. The loan was made to the Company to assist it in operating while the recently completed public offering was in process. That loan was repaid from the proceeds of the offering as the Company's first priority in disbursement of funds. The Company has negotiated a renewal of that loan in anticipation of a cash need to complete the helmet and for working capital. As of May 31, 1998, the Company has received $125,000 of such loan which bears interest at the rate of 12% per annum and is not convertible into capital stock of the Company.

         At March 31, 1998, Tellurian had a working capital deficit of $393,274. The Company is currently meeting its cash requirements from limited cash generated from operations and funds received from a short-term loan. In light of the Company's working capital deficit and continued negative operating cash flows, the Company is dependent upon immediate and substantial additional revenues from operations, the proceeds of the Offering, the sale of up to a majority interest in its Cyberport facility and/or private financing to meet its obligations as a going concern.

         The audited financial statements have been prepared by Management on a going concern basis. See "Note 1 in the Notes to Consolidated Financial Statements." In the event that cash generated from the Company's plan of operation as specified above are insufficient to meet its existing obligations and on-going expenses (including those of Cyberport Niagara) or the Company does not receive the proceeds of the Offering, the Company may need to seek reorganization protection under applicable bankruptcy laws. See "Financial Statements" and "Management's Discussion and Analysis and Results of Operations."

         The Company has received signed letters of intent to merge with two companies in the entertainment business as described under "Business-Recent Developments." The Company believes that these mergers and the proposed financing represent the best alternative available to the Company in order to carry out its proposed business plan. As of June 10, 1998, no contracts have been entered into with respect to such proposed acquisitions. No assurances can be given that the proposed mergers will be successfully.

         The  independent  auditors of the Company have included an  explanatory note in its Report of Independent Certified Public Accountants dated March 10, 1998 (except for notes 18 and 19 which is March 31, 1998) that the consolidated financial statements of the Company for Tellurian's fiscal year ended December 31, 1997 have been prepared assuming that the Company will continue as a going concern. Further, the explanatory note states that certain matters raise substantial doubt about the Company's ability to continue as a going concern. In order to continue as a going concern, the Company is dependent upon the Company raising additional financing from the proceeds of the Offering, receiving substantial revenues from operations and/or selling a majority interest in its Cyberport facility. The Company's plan to continue as a going concern also includes the possible completion of the two acquisitions pursuant to which the Company has entered into letters of intent which are described below. Conditions precedent to the completion of such transactions include, without limitation, the completion of due diligence, the Company maintaining its NASDAQ listing and the Company arranging for a public financing of its equity securities of approximately $6,000,000 from the Offering. No assurances can be given that the Company will be successful in its efforts to obtain the necessary cash to remain as a going concern.

         The Company has been notified by the NASDAQ Stock Market that it does not meet the net tangible assets/market capitalization/net income requirement and that the Company will require an exception to such requirement in order to maintain its NASDAQ listing. In this regard, the Company has filed documents with the NASDAQ Stock Market requesting a written hearing scheduled for the week of April 6, 1998 and is awaiting the results of that hearing. If the Company is not granted an exception, it has the right to request (and intends to request) an oral hearing pursuant to which it will be given the opportunity to demonstrate compliance with the net tangible asset test or reasons why an exception should be granted by the Hearings Committee. No assurances can be given that the Company will be successful in maintaining its NASDAQ listing and if unsuccessful, the potential acquisitions described herein are unlikely to be completed. Further, the loss of the Company's NASDAQ listing would make it very difficult if not impossible for the Company to raise additional financing from private financing or complete the Offering and would materially adversely effect the liquidity and price of the Company's securities.

         The Company has had discussions regarding the acquisition of two companies engaged in the manufacture and sale of doll and souvenir products. Pursuant to the terms of the letters of intent regarding such acquisitions, the Company may, subject to completion of due diligence investigation, the execution of definitive contracts and the fulfillment of certain other conditions precedent, issue a total of 4,000,000 shares of the Company's Common Stock in return for the assets of these companies. No assurances can be given that the acquisitions will be completed or, if completed, that such acquisitions will be successfully completed on terms satisfactory to the Company.

                               MARKET INFORMATION

          The Company's Common Stock and Common Stock Purchase Warrants are each quoted as a Small Cap issue on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") under the symbols "TLRN" and "TLRNW." As of
            , 1998 at 4:00 P.M. Eastern Standard Time, the last sale price of the Common Stock and Common Stock Purchase Warrants in the over-the-counter market were $__ and $__, respectively.

         The following table reflects the high and low sales prices for the Company's Common Stock and Common Stock Purchase Warrants for the periods indicated as reported by the National Association of Securities Dealers, Inc. ("NASD") from its NASDAQ system:


                                  Common Stock
                                    Common Stock                                Purchase Warrants

                                    High              Low                       High              Low

1996
November 5
(first day of trading)
through
December 31, 1996                   7 1/2            5 3/4                      4 1/4            2 1/2

1997
First Quarter                       6 7/8            4 3/4                      3 3/4            1 3/8

Second Quarter                      6 3/8            3 1/2                      1 7/8            3/4

Third Quarter                       5 1/4            2 3/4                      1 1/4            7/16

Fourth Quarter                      5 7/8            2 1/4                      2                1/2

1998
First Quarter                       ____             ____                       ____             ____


           The  over-the-counter   market  quotations  reported  above  reflects
inter-dealer prices, without retail markup, markdown or commission.

           Management has been advised by its transfer agent (Continental Stock Transfer & Trust Company) that the approximate number of record holders of the Company's Common Stock, as of April 7, 1998, the record date, was approximately
31. However, the Company has been advised by the Representative that it has in excess of 550 persons who beneficially own the Company's Common Stock as of the above referenced date. No cash dividends have been paid by the Company on its Common Stock and no such payment is anticipated in the foreseeable future.

                                 CAPITALIZATION

           The following table sets forth the capitalization of the Company as of March 31, 1998 and as adjusted to give effect to the proceeds of the Offering and application of the net proceeds thereof. This table should be read in conjunction with the Company's financial statements and the related notes thereto included elsewhere in this Prospectus.

                                         Actual                        Proforma
         Current liabilities         $1,518,923                     $   718,923
                                     ==========                       =========

         Long-term debt liabilities     122,635                         122,635
                                     ----------                       ---------

         Minority interest              640,027                         640,000

         Stockholders' equity (1): Preferred stock $.01 , par value; authorized 5,000,000 shares, zero shares issued, 1,200,000 shares of Series 1
          pro forma (2)                     -0-                          12,000

         Common stock-$.01 par value:
          authorized 25,000,000 shares (2),
         issued 3,959,763 shares         39,598                          39,598

         Additional paid-in capital   7,997,964                      12,885,964
                                      ---------                     -----------
         Accumulated deficit         (6,535,119)                     (6,535,110)
         Other comprehensive income      81,442                          81,442
                                      ---------                     -----------
         Stockholders' equity         1,583,886                       6,483,885
                                      =========                     ===========


         -----------

     (1) Does not include the following: (i) up to 5,127,500 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants; (ii) up to 370,000 shares of Common Stock issuable upon exercise of the Warrants sold to the Underwriters of the Company's initial public offering in November 1996; (iii) up to 1,500.000 shares of Common Stock issuable under Tellurian's Stock Option Plans; and
          (iv) Common Stock issuable upon conversion of the Series 1 Preferred Stock.

     (2) The Company's Board of Directors has approved the authorization of 5,000,000 shares of Preferred Stock that may be issued in series by the Board of Directors. This authorization is subject to stockholder approval at the Company's up-coming meeting of stockholders scheduled in July 1998.

                                    BUSINESS

General

         Tellurian, Inc. ("Tellurian" or the "Company"), a Delaware corporation, is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also provides consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.

         Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. From 1992 through 1995, the Company's principal product was its AT-200 image generator which it sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. In June 1994, the Company began adapting its AT-200 Image Generator and selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

         In 1994, the Company began designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Eagle is available in multiple resolution formats and is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, Tourist Entertainment Centers ("TEC") and Location Based Entertainment Centers ("LBE"). The TEC differs from the LBE in that the market of the TEC is intended to be the family vacationer rather than the local, repeat customer.

         Utilizing the "EAGLE" technology, Tellurian has developed a helmet product to complement the Eagle for the entertainment market. This new product is expected to be marketed and sold on two levels. The first level of marketing will be for Tellurian to build its own complete game units either for sale or use in establishing one or more joint ventures, or revenue share agreements with owners and operators of TEC's or LBE's. The second level will be components for other virtual reality game manufacturers. The Company is currently completing the first game product to be sold for the helmet-based game. The helmet is now being actively offered for sale and delivery within 120 days of order, assuming a 25% deposit is received with the order.

     In  March  1997,  Tellurian  formed  Cyberport  Niagara,  Inc.  ("Cyberport
Niagara"), an Ontario, Canada company, as a subsidiary for the purpose of establishing a TEC in

Niagara Falls, Ontario. This 40,000 square foot facility known as "Cyberport", which opened in June 1997 in the casino district (also known as Clifton Hill), features the latest in Tellurian technology as well as an 8,000 square foot interactive attraction leased from the Ontario Science Centre, an Egyptian built replica of the treasures from the tomb of King Tut and an arcade area. Tellurian currently owns all of the outstanding common stock in Cyberport Niagara Inc. However, as part of a recently completed refinancing of Cyberport, 912,634 shares of non-voting preferred stock (par value $1 Canadian) were issued by Cyberport Niagara to various creditors in return for the forgiveness of payables owed.

Recent Developments

         In March 1998, the Company entered into an agreement with Interactive Media Concepts, Inc. pursuant to which Interactive, a consultant of the Company which was owed approximately $56,000 and to whom the Company had future obligations for an additional $88,000 for services rendered, accepted Interactive's offer to convert such indebtedness into 100,000 shares of the Company's Common Stock.

         The Company owed $1,295,527 U.S. (equivalent to $1,865,559 Canadian) to certain contractors in Canada for work done on improvements to its Cyberport facility. These contractors included Newman Bros. Limited, Phoenix Wood Products Corporation (formerly known as Trigin Management Corporation), Star Tile Centre Limited, Ecco Electric Limited, DBN Drywall & Acoustics Limited, Expoplex Incorporated (the "Cyberport Creditors"). On March 26, 1998, the Cyberport Creditors agreed to convert $601,083 U.S. (equivalent to $865,559 Canadian) into 865,559 Series B Special Shares plus an additional 47,075 Series B Special Shares for goods and services taxes owing at closing (also known as Preferred Stock) of Cyberport Niagara. The Cyberport creditors also agreed to assign to Cyberport Niagara's landlord (also known as 1174757 Ontario Inc.) $694,444 U.S. (equivalent to $1,000,000 Canadian) of the Company's indebtedness. Contemporaneously, 1174757 Ontario Inc. entered into an agreement to convert the entire debt into 350,000 restricted shares of the Company's Common Stock. The Company also agreed to pay the landlord $36,111 U.S. ($52,000 Canadian) in rent arrears and $33,333 U.S. ($48,000 Canadian) in additional security deposit. In connection with such agreement, the Company granted the Landlord options to purchase 100,000 additional shares of the Company's Common Stock at an exercise price of $1.75 per share between April 1, 1998 and September 30, 1998. Tellurian also granted the landlord security interests in certain simulators located at the Company's Cyberport facility. The aforesaid agreements concluded various creditor law suits that were initiated against the Company and its subsidiary demanding payment of the aforementioned debt. As a result of the above referenced settlement, the Company canceled $34,722 in over accruals.

         Tellurian  also  formed  Cyberport  International,   Inc.,  a  Delaware
corporation, for the purpose of franchising the Cyberport concept to third parties. This subsidiary, which is wholly-owned by Tellurian, is inactive.

Virtual Reality

         Virtual Reality is an artificial environment of sight, sound and motion created with the use of computers. The earliest example of a rudimentary virtual reality device is the Link Trainer, which was used to train pilots for instrument flying. With the availability of modern computers, simulators have undergone rapid development, particularly in the presentation of visual scenes and sound effects. Present day simulators provide not only motion, but also sight and sound effects, which are altered as the controls are manipulated. Simulators are used in training ship pilots and air traffic controllers.

         The hallmark of virtual reality entertainment is its ability to immerse the user in a fantasy experience. The four dimensions to present day VR are sight, sound, motion, and interactivity with other players. Tellurian's P-51 simulator at Cyberport is a prime example of virtual reality entertainment. The unit consists of a fiberglass cockpit similar to that of a P-51 fighter aircraft, and it is outfitted with a control stick and a throttle. Once seated, the player views what appears to be the outside world via five 27" video monitors. Game play begins with the player escorting bombers that are under attack from enemy fighters. Using only the visual display, the player is able to see a view of the world which the computer is constantly creating and changing in response to the manipulation of the controls by the player. This continual interaction between player and computer maintains the virtual reality of the P-51's pitch and direction and allows the player to choose his own adventure. If the player heads off in the direction of the enemy's aircraft, for example, the computer will create and control a visual image of an attacking aircraft for the player to destroy-or be destroyed by! If the player moves in a direction away from enemy aircraft, the player is free to practice his flying skills without being confronted by an enemy aircraft.

Cyberport Niagara, Inc.

         Cyberport opened a "pay-one-price" tourist entertainment center (TEC) at the end of June. Cyberport Niagara is designed for the vacationing family. The various activity rooms contained within the facility have been carefully chosen to ensure that the amount of time that a person of any tourist age group spends is approximately the same as that of all other tourist age groups. By having a balanced blend of attractions, Management believes that it can attract large numbers of vacationers to the facility. The facility is not likely to achieve a status capable of causing people to plan vacations around it (such as DisneyWorld), exposure to large numbers of walking tourists is essential to marketing plans. These groups alone will not support a venture like Cyberport. However, in addition to the walking tourist family, bus tour groups are capable of providing large volumes of customers although at somewhat less of a net price per person. Both the walking tourist and the bus tour groups are in Niagara Falls in large numbers from late spring through late September. Cyberport has been actively marketing to the tour operators and has attended numerous industry meetings and conventions to further these activities. In addition, Cyberport has recruited the assistance of several individuals from Niagara Falls who have had many years of experience in working with the bus tour companies.

         Another factor critical to Management's plans for Cyberport is inclusion of educational aspects to the recreational activity to attract school tours to the facility in the slower fall to spring periods. This was done by contracting with the Ontario Science Centre for exclusive use of the traveling Science Circus, a display originally developed to promote science learning in the lesser populated sectors of Ontario but which, due to budget cuts, was no longer able to leave Toronto or to be properly staffed. In addition, the Company was able to purchase exhibits of a space shuttle cockpit, Sputnik and a lunar rover when the space exhibit closed at the Canadian National Expo. These exhibits are interactive, and provide an interesting contrast of the old to the new when placed immediately before the pyramid opening to the replicas of artifacts found in the Tomb of Pharaoh Tutankhamen.

         Cyberport was unable to do any significant marketing or advertising prior to its opening in summer of 1997. As a consequence, very little revenue was generated from the abbreviated time it was open. However, by opening the facility Cyberport was able to develop marketing contacts and has assisted it in booking student outings for the spring 1998 season. Also, combined marketing programs with important other local attractions, most notably the Butterfly Museum, have begun to create bookings for future visits to Cyberport.

         From mid-December thru mid-April Cyberport is closed. Cyberport employees who are not laid-off use that time to continue contacting the major hotels and tour operators in Niagara Falls (both Canadian and U.S. sides) These hotel and tour operators are key to gaining a share of the organized tour market. Cyberport personnel have also obtained press and television exposure including a morning feature on a Buffalo television station.

         Management believes that it will take time and further financing for the marketing efforts of Cyberport to translate into a volume of traffic necessary to support Cyberport. Cyberport's business is seasonal with the spring through summer months being the high seasons. Publicly available statistics from attractions such as the Butterfly Museum demonstrate that tourists come to Niagara Falls in sufficient number to make Cyberport a profitable venture. However, there can be no assurances that the Company will be successful in gaining the necessary market share in order to make Cyberport successful with the limited cash resources presently at its command.

         The Company believes that its ability to operate this facility successfully depends on elements both within and outside of its control, including the success of its own products incorporated into this venture. In addition, the Company faces competition from existing and new entrants into the tourism market in the Niagara Falls region. Most of the competitors have more experience than the Company in opening and managing tourist facilities and most have more financial resources than the Company. There can be no assurances that this project will perform successfully.

Products

         Tellurian has been designing, building and selling low cost, high speed image generators since 1988. The first generator, known as the AT-100 was used exclusively for flight training applications. Since 1992, the Company has been selling the AT-200 image generator which is a second generation unit and is largely used in simulators for training aircraft pilots and ship captains. The AT-200 is currently installed on Flight Trainer Devices ("FTD") simulators, ships handling training devices, and air traffic control simulators. The AT-200 provides realtime image generation with high resolution, multi-channel operation and full color using proprietary hardware and software. As of March 31, 1998, the Company had built and sold over 250 AT-200 systems.

         The Company currently offers for sale its image generation unit and ancillary software (including performing repairs and maintenance and providing related consulting services) to two types of customers: those engaged in the production of training devices, and those who specialize in entertainment devices. The first category of customers includes such companies as Hughes/Link Corporation, Ship Analytics Corp., and Grumman Aerospace Corporation (currently known as Northrop/Grumman Aerospace Corporation). During the years ended December 31, 1997 and 1996, revenues from this category amounted to approximately 27% and 16%, respectively, of the Company's total revenues for each applicable period. The latter group includes MaxFlight Corp., Ride & Show Engineering, and the Fightertown Entertainment Centers. During the years ended December 31, 1997 and 1996, revenues from this group amounted to approximately 15% and 0%, respectively, of the Company's total revenues for each applicable period. There were no sales of AT-200 units during 1997.

         Tellurian's most recently developed image generation product is the "EAGLE," a system specifically designed for the VR entertainment market. The EAGLE, which is available in multiple resolution formats, is faster and less expensive to produce than the

AT-200. Each unit is composed of proprietary hardware and software which combined with motion and sound to simulate a full-immersion experience. The EAGLE is intended for use at amusement/ theme parks, video arcades, TEC's and LBE's.

         The Company's marketing efforts prior to completion of the 1996 public offering had been concentrated on selling image generating systems to manufacturers of trainers and simulators. The sales and marketing efforts were conducted by officers of the Company. During 1996, two principal customers, namely, Voyager and Ship Analytics Corp. accounted for 76% and 16%, respectively, of the Company's revenues. These same two companies represented 38% and 27%, respectively, of the Company's 1997 revenues.

Backlog

         At December 31, 1997, the Company had no backlog. At December 31, 1996 the Company had a backlog of 32 Eagle units with a sales value of $160,896. The backlog was entirely under the Fightertown order which dates back before January 1, 1996 and under which Fightertown did not accept deliveries in 1995 or 1996. As of December 31, 1997 all of these units have been delivered. See "Agreement with Fightertown."

Other Products and Services

     Helmets. Tellurian has utilized the unique technologies of the "EAGLE" in developing its own line of proprietary products since this allows it to emphasize all of the advantages of the Eagle without adding unnecessary cost.

         Upon completion of the 1996 Public Offering, the Company began a development project to finalize the design and building of a helmet mounted visual system to take maximum advantage of the EAGLE image generator. Tellurian's virtual reality helmet is critical to the broad market acceptance of its products since it removes one of the major sources of market resistance to the Company's virtual reality units--the amount of physical space required by the viewing screens. The arcade market represents by far the largest grouping of potential buyers for the units and these potential buyers are heavily influenced by the return per square foot of floor space occupied. The helmet reduces the square footage needed by approximately 50% of the space previously used by Tellurian visual delivery systems while improving the quality of the sound through the almost complete elimination of background noise coming from other activities in the facility and significantly reducing the Company's cost per virtual reality unit. The Tellurian helmet has been specifically engineered to be driven by the proprietary Tellurian EAGLE image generator. Management believes that the quality of the experience gained through use of the helmet coupled with the head motion tracker will be significantly superior to the experience currently offered in the marketplace either by Tellurian or by any of its competitors. This device is expected to replace the cumbersome 27" and 35" monitors now being used on Tellurian's game units. When combined with the EAGLE, the helmet's special optics and ear phones will give the player stereo viewing in full color with surround sound. The first working prototype of the Company's custom designed helmet was completed in the Fall of 1997. Based on the initial performance and evaluations, Management has decided to concentrate its resources on incorporating the helmet into a game structure and showed that prototype unit at the important industry trade show (IAPPA) in November 1997.

         The helmet mounted visual system was displayed and offered for sale at the IAAPA trade show in November 1997. While the reaction to the visual system was extremely positive, it was clear that game software had to be completed before customers would commit to the purchase of these units. The Company has recently begun offering the unit with its air battle theme for delivery within four months from the date of order, but its ability to deliver is subject to the receipt of sufficient financing. If a customer wishes to purchase the hardware with a different VR experience, the time required to program the data base would have to be added to that delivery cycle. Since several variations of the air battle experience are nearing software completion, the Company expects, subject to the availability of adequate financing, to be in full production and delivery of helmet based units in the mid 1998.

         Consulting Services. When a customer purchases the Company's image generator, the Company provides the customer with a standard variety of databases and software. However, from time to time a customer's application may demand a unique database and software for specific application requirements. Upon a customer's request, the Company will build a customized database and software under a separate consulting agreement.

Product Marketing Strategies

         Tellurian's core product line is the computer image generator. These units are special purpose computers designed and built by the Company to render images in a variety of display devices, such as helmets, projection screens and TV monitors. The market for these products is in both the training/ simulation sector and the entertainment sector. The Company is seeking to market its products to distributors and large users of arcade type games. Location based entertainment operations which currently utilize the Company's devices are Six Flags (Great Adventure - Jackson, NJ, Magic Mountain - Los Angeles, CA) and Fightertown - Lake Forest, CA. Entering the entertainment market is a natural progression of the technology and products which the Company has been developing.

         The Company has been concentrating its efforts on the completion of the product and game which is now at the heart of Cyberport. This game, which includes the hardware, the theme package, and the control network, along with the development of the helmet represent the best possible large volume, high profit market for the Company's products. Management believes that by concentrating its efforts on the displaying of Tellurian's products at Cyberport, it would be able to develop sales leads for its products to the entertainment market. While this approach has caused the short-term sale of small quantities of image generators to suffer, the Company has received, and is currently trying to close, numerous sales leads as a result of the Cyberport exposure.

         Due to the specialized nature of sales, significant training is required before newly hired salespersons are likely to be effective. While the Company hopes to add sales personnel in the future, it intends for the moment to continue its primary sales efforts through the officers based in its New Jersey facility. Traditional trade magazine advertising will be done on a regional scale, while trade show participation will be done on a national level.

         One of the goals of the Company is to produce complete game units for use in TCE's, LBE's, video arcades, and theme parks. The second market for the Company's products consists of companies which develop virtual reality games. Still another venue for sale of the Company's products is into the creation of mobile entertainment facilities which would allow their operators to move the games to the site of fairs, sporting events or association meetings. Each of these venues will be pursued as resources permit, but the Company does not currently have the resources to properly pursue these markets.

Licensing of Tellurian Technology

         Pursuant to an agreement expiring January 1, 2001 between Tellurian and Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") Tellurian granted Voyager an irrevocable, exclusive, assignable fully paid license which allows Voyager (the "License") to (1) be the exclusive supplier of the EAGLE image generator (the "Product") within a restricted group of countries (the "Licensed Territory") and (2) to sell the Products worldwide. The Licensed
Territory consists of Afghanistan, Australia, Bahrain, Bangladesh, Bhutan, Burma, China (including Taiwan, Hong Kong and Mainland China), Cyprus, India, Indonesia, Iran, Iraq, Japan, Jordan, Kampuchea (Cambodia), Korea (North), Korea (South), Kuwait, Laos, Lebanon, Malaysia, Maldives, Marshall, Mongolia, Nepal, New Zealand, Oman, Pakistan, Philippines, Qatar, Saudi Arabia, Singapore, Sri Lanka (Ceylon), Syria, Thailand, Turkey, United Arab Emirates, Vietnam, Yemen (Aden and Sana). The License includes all the know-how, patent rights and copyright matter, if any (hereinafter the know how, copyrights and patent rights are collectively referred to as the "Intellectual Property"), and the right to grant sub-licenses to third parties without the consent of Tellurian. Tellurian retains the right to grant licenses of the Intellectual Property to third parties outside of the Licensed Territory and to sell the Products and/or any derivative products (i.e. computer image generators that are manufactured based on and by utilizing partly the Intellectual Property of Tellurian, hereinafter referred to as the "Derivative Products") outside the Licensed Territory. As part of the License Agreement, Tellurian was responsible to provide a classroom training and production training program of a total of twelve weeks for up to twelve engineers at Tellurian's facilities in New Jersey to provide each Voyager engineer with a sound working knowledge of every aspect of the computer image generator known as EAGLE and to build ten working units during the program.

           In consideration of the License and technology transfer, Voyager agreed to pay Tellurian $1,500,000, of which Tellurian agreed that Voyager would pay $650,000 to two parties unrelated to Tellurian for their services in connection with such contract resulting in a net amount of $850,000 to Tellurian, which amount has been paid. The Company is currently in discussion with Voyager regarding a further technology transfer license with certain aspects of the helmet product. No assurances can be given that such discussions will result in an agreement satisfactory to the Company.

Manufacturing of Eagle Units

           The Company designs and manufactures its products according to its proprietary designs and engineering. The Company uses vendors to produce the circuit boards used in its products. The Company also purchases integrated circuits (IC) from a variety of sources and is not dependent upon any one supplier with the exception of its central processing unit (CPU) for the EAGLE. The Company purchases its CPU and does not anticipate any supply problems in either the short or long term. Once all the components are assembled at the Company, the products are forwarded to another vendor for soldering. After soldering, the completed boards are returned to the Company for final integration into units ready for shipment.

Agreement with Fightertown

           In November 1997, the Company entered into a settlement agreement with Fightertown Entertainment, Inc.("Fightertown"). Tellurian had an order and cash deposit of 100,000 from Fightertown in 1994. Due to the Company's financial difficulties prior to the Initial Public Offering completed in November 1996, Tellurian was unable to complete the EAGLE and deliver units to Fightertown until late in the second quarter of 1997. This extensive delay caused significant strain between the two companies which resulted in Fightertown initiating a law suit in the United States District Court, Central District of California, against Tellurian alleging various breaches of good faith and demanding, among other things, return of their deposit plus interest on those funds.

           During the third quarter of 1997 and extending into November 1997, the Company worked diligently to complete installation of the first group of EAGLES that were shipped to Fightertown and restore the confidence and working relationship that had previously existed between the two companies. In November 1997, the Company signed a mutual release and settlement agreement (the "Agreement") with Fightertown Entertainment, Inc. ("Fightertown") to release all claims the parties had against each other except for obligations created by the Agreement. The terms of the Agreement included the following: (1) The Company was required to and did deliver to Fightertown twenty-five (25) EAGLE units between November 13, 1997 and January 31, 1998 and relinquish all ownership interest in eight AT-200 units currently in Fightertown's possession. The Company accepted all payments (i.e. the remaining deposit of $80,448) made to date in full payment of the 25 EAGLES. (2) Fightertown has the right to purchase up to thirty (30) additional EAGLE units at any time on or before June 30, 1999 at a price of $6,000 per unit and delivery terms as specified in the Agreement.
(3) The Company agreed to (and has paid) Fightertown $20,000 for future consulting services of Fightertown regarding the performance of Tellurian's EAGLES. (4) The Company agreed to pay Fightertown $67,500 in three installments of $22,500 on August 15, 1998, August 15, 1999 and August 15, 2000. The Company has allocated $45,000 of the proceeds of the Offering to make the next two payments to Fightertown. See "Use of Proceeds." The Company has allocated

$45,000 of the proceeds of the offering The payments are for the prominent use and display of the Fightertown name at the Cyberport facility, Fightertown's expertise in the theming and running of air battle games and the Company's acknowledgment that the Tellurian flight experience at Niagara Falls was modeled after Fightertown's flight simulation experience. (5) The Company agreed not to build a jet fighter based experience in which the image generators are housed in the fuselage resembling any type of airplane or in any way intended to be used in an experience similar to that which Fightertown employs. The Company may offer jet fighters in free standing game units designed for arcades. (This does not effect Tellurian's present product offerings which are based on propeller driven aircraft.) (6) The Company agreed to offer its new virtual reality helmet and new generation EAGLE which would employ textured images to Fightertown for its own use at a price such that no other customer is paying a lower price (except for a limited number of promotional units sold or placed to potentially new users of these products); and (7) The Company executed a stipulated judgment in the amount of $500,000 in favor of Fightertown to be entered against the Company should the Company fail to comply with any term of this Agreement. In the event of a breach of the Agreement, Fightertown must notify the Company of the breach and give the Company 15 days to cure the default before filing the stipulated judgment.

Research and Development

           The Company is engaged and intends to continue to engage in ongoing research and product development efforts to expand and enhance the technical capabilities, design features and range of uses of its products. The Company currently employs five engineers/technicians who are involved in research and product development. Due to the increasing competition and rapid technological change in the VR marketplace, the Company believes that it must continue to improve and refine its products. Research and development costs for fiscal 1997 and fiscal 1996 were $862,031 and $688,103, respectively. See "Note 1 to the Notes to Consolidated Financial Statements."

Competition

           The market for the Company's revenue producing activities is highly competitive and rapidly changing, and the Company expects competition to continue to be intense in the foreseeable future. There are two major categories of competitors for the Company's products. The first are the "high end" (costly) real time image generators from companies such as Silicon Graphics, Inc., Evans & Sutherland, Inc. and Lockheed Martin Corp. These real-time image generators are generally used for military training and simulation applications; as engineering and graphics work stations; and as animation design tools. These costly systems provide photo realistic images by creating objects from polygons and laminating each surface with a texture pattern whereas the Company's products produce non-textured polygon images. Although these competitive systems provide very desirable images, the Company's products are substantially less expensive than those of such competitors. The second type of competitors are the manufacturers of "low end" (less costly) video arcade devices. These electronic devices have no computers and are limited as to the quality and complexity of the images they produce. Management believes that both categories of competitors will continue to improve their products in either price or performance as developments permit. The Company believes that its products provide a balanced approach the proper mix of image quality with price. Most of the Company's current and prospective competitors have (or will likely have) significantly greater financial, technical, manufacturing and marketing resources and experience, and a larger installed base, than the Company.

           The Company believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product development by the Company and its competitors, product performance and price, distribution and customer support. Although the Company believes that it offers products with price and performance characteristics competitive with other manufacturers' products, there is no assurance that products can be developed, produced or marketed successfully by it in the future. In order to be successful in the future, the Company must respond promptly and effectively to the challenges of technological change and its competitors' innovations. Performance in these areas will, in turn, depend on the Company's ability to attract and retain highly qualified technical personnel in a competitive market for experienced and talented computer hardware developers and managers. There is no assurance that the Company will be able to compete successfully in its chosen markets.

           The Company has established Cyberport and, if financial resources become available, may establish one or more additional TCE's and/or LBE's. The Company anticipates significant competition in this market. While the Company knows of no single dominant company in this marketplace, it is aware that many companies are currently planning, developing and/or operating similar businesses. Most of these companies have better financial resources than the Company and have more experience in developing these facilities. No assurances can be given that the Company will be able to compete successfully in this market or that the Company will be successful in establishing or entering into revenue sharing agreements or financing agreements for Cyberport or other similar facilities. Further, there can be no assurances that, if the Company is successful in obtaining such financing, the resulting businesses can be operated at a profit.

Lack of Patent Protection


           The Company does not currently hold any patents and the technology embodied in the Company's current product line cannot be patented. The Company relies on confidentiality agreements with its key employees to the extent it deems such to be necessary.

Employees


           As of May 31, 1998, Tellurian has 11 full-time employees, including 2 executive employees, 1 technical and production persons and 5 engineers at its New Jersey facility and 3 administrative and sales personnel at Cyberport. The Company believes that its relations with its employees is good. None of the Company's employees are represented by a union.

Description of Property.

           In January, 1997, the Company commenced a 10 year lease expiring January, 2007 for approximately 10,000 square feet of space at 300K Route 17 South, Mahwah, NJ 07430. Pursuant to the lease, the Company pays a monthly base rent of $6,250.

           In February 1997, Cyberport entered into a five year lease expiring January 2002 with two five year renewal options for approximately 40,000 square feet of space at 5781 Ellen Avenue in Niagara Falls, Ontario, Canada. Pursuant to this lease, Cyberport pays an average annual rental over the life of the lease of $247,298. The Company believes this space is adequate to house its Cyberport operations for the foreseeable future. The Company has an option to purchase the facility for $2,160,000 at any time beginning January 1, 1998 and ending July 31, 1998. The Company has allocated $2,160,000 of the proceeds of the Offering to purchase the land and the building. Under the terms of the recent restructuring of debt at Cyberport (see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments"), Cyberport has been granted a three month moratorium (March, April and May) on its rent payments. This moratorium requires Cyberport to make double payments in July, August and September in order to restore itself to a current rental status.

Legal Proceedings

           In September 1997 both Tellurian and its Niagara Falls, Ontario, Canada controlled subsidiary, Cyberport Niagara, Inc. were named in legal actions in Ontario by eight construction firms (namely, Newman Bros. Limited, Unistrut Canada Limited, Phoenix Wood Products, Star Tile Centre Limited, Ecco Electric Limited, DBN Drywall & Acoustics Limited, PRW Excavating Contractors Ltd. and Expoplex Incorporated) claiming that services performed by them in the Niagara Falls site that houses Cyberport have not been fully paid for. The amounts claimed was for an estimated $1,400,000.

           In March 31, 1998, the Company reached an agreement with representatives of the creditor group and Cyberport's landlord which resulted in a resolution of this matter. This agreement resulted in all of the debt being converted into 350,000 restricted shares of Tellurian Common Stock and 912,634 shares of Cyberport Niagra's Series "B" Special Shares (preferred stock) with a $1 (Canadian) par value. Cyberport Niagra has the right to redeem this preferred stock until October 10, 1998 at $1.10 Canadian ( approximately $.77 U.S.) per share. Should Cyberport Niagra choose not redeem this stock, the holders of the stock have the right to convert the preferred stock into restricted Tellurian common shares at the rate of 2.28 shares of preferred for each share of common. This conversion right expires on December 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments"

                                   MANAGEMENT

Executive Officers and Directors

           The names of the executive officers and directors of the Company are as follows:


Name                                                 Age               Position

Dr. Ronald Swallow*                                  63                Chairman of the Board of
                                                                       Directors and Chief
                                                                       Executive Officer


Stuart French                                        52                President and Director

Dr. Richard Swallow*                                 59                Secretary and
                                                                       Director

Michael Hurd                                         51                Vice President of Administration
                                                                       and Finance and Chief Financial
                                                                       and Accounting Officer

James G. H. Lin                                      46                Director


Peter Colgan                                         63                Director


* May be deemed a founder of the Company. Dr. Ronald Swallow and Dr. Richard Swallow are brothers.

         All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

         Set forth below is a biographical description of each director and executive officer of the Company based upon information supplied by them:

     Dr. Ronald Swallow has been the Chief Executive Officer, Chairman of the Board and Vice President-Engineering of Tellurian and its predecessor under the same name since 1988. Dr. Swallow has a Bachelor of Science degree in Engineering Physics, a Masters degree in Electrical Engineering and a Ph.D in Biophysics, all from the University of Illinois.

         Stuart French has been President since October 1993, has served as a member of the Board of Directors since March 1995 and prior thereto was the Vice President of Operations and Marketing from August 1991 to October 1993 and Chief Financial Officer from January 1996 to March 1997. Mr. French joined the Company after the sale of Flightmatic Corp. which he owned and operated from 1987 through 1991. Flightmatic was a flight simulation company manufacturing and selling low cost general aviation training equipment. Previously, he spent ten years at Grumman Aerospace as a Business Development Manager for US Air Force contracts. After receiving a BS degree in Marketing from New England College, Mr. French was a pilot in the US Navy.

     Dr. Richard Swallow has been a director of Tellurian and its predecessor under the same name since its inception in 1988. From 1988 to October 1993 and to March, 1998, Dr. Swallow was an executive officer of Tellurian. Since 1973, Dr. Swallow has been a member of the faculty and staff of Choker College in Hartsville, South Carolina. Dr. Swallow received his Ph.D. degree in Zoology from the University of Missouri in 1968, his Masters of Science degree from the University of Missouri in June 1966 and Bachelor of Science degree from the University of Illinois in June 1963.

         Michael Hurd joined the Company in February 1997 and was elected a director and Vice President of Administration and Finance and Chief Financial and Accounting in March 1997. In March 1998, Mr. Hurd resigned from his capacity as a director of the Company. Mr. Hurd has a BBS degree in Accounting from New Hampshire College and has been a Certified Public Accountant in New Jersey since 1973. Since 1985, he served in various officer capacities for Bobst Group Inc., a Swiss machinery manufacturing and sales company with revenues in excess of $200 million. Previously, Mr. Hurd was a partner in a printing machinery manufacturing and sales company in New Jersey. Prior to that, he served in various positions with the consulting group of a then Big 8 public accounting firm.

         Peter Colgan joined the Board of Directors in March 1998. He has served as the Senior Vice President of Computer Horizons Corp. since 1977. He is a graduate of City College of New York with an accounting major and holds a Master of Business Administration from New York University.

         James G.H. Lin joined the Board of Directors in March 1998. He is has been the President of Asian International Management since 1992. Mr. Lin is a graduate of National Chuang Hsin University in Taiwain and holds an MBA from North Texas State University with a major in Accounting.

                  In March 1998, the Company established an Audit Committee consisting of Messrs. Colgan and Lin. The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Company's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Company; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence on the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval.

                  In connection with the Company's initial public offering completed in November 1996, the Representative was granted the right, for a period of five years expiring in November 2001 to designate one person to act as an advisor to the Board of Directors. Such person, if designated, would be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company would be required to reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Representative has not designated any person.

Bankruptcy of Quantum Graphics Corporation

         On March 16, 1987, Dr. Ronald Swallow founded and served as Chairman of the Board and principal stockholder of Quantum Graphic Corporation, an image generator research and development private company which owned certain rights to a prototype of the AT-100. Dr. Richard Swallow was also a founder and a director of Quantum. On April 12, 1988, Quantum, as a result of its inability to raise sufficient funding and due to disagreements among Quantum stockholders, filed for bankruptcy protection in the Western District of Texas, Austin Division under Chapter 11, which was converted into a Chapter 7 filing on May 12, 1988. On May 27, 1988, the Chapter 7 filing was dismissed and on May 31, 1988, a new Chapter 7 filing was made with the Court and the case was closed by the Bankruptcy Court on April 19, 1995. In November, 1991, the Bankruptcy Court confirmed the sale of the technology relating to the AT-100 prototype to TTY Graphics, Inc. ("TTY"). See "Business-Background."

Limitation of Directors' Liability; Indemnification

         Pursuant to Tellurian's By-Laws, Tellurian must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons (e.g., directors and officers) whom it may indemnify pursuant thereto and to advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the GCL so requires, the indemnitee must provide Tellurian with an undertaking to repay all amounts advanced if so determined by a final judicial decision. Tellurian's Certificate of Incorporation contains a provision eliminating, to the full extent permitted by Delaware law, the personal liability of Tellurian's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware law, a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (I) any breach of his duty of loyalty to Tellurian or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit. This provision of Tellurian's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action if successful, might otherwise have benefitted Tellurian and its stockholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                              EXECUTIVE COMPENSATION

The following table sets forth the amount of all compensation paid by Tellurian for services rendered during the years ended December 31, 1997, 1996 and 1995 to Tellurian's Chief Executive Officer, Dr. Ronald Swallow and Stuart French, President. No other executive officers earned $100,000 or more in salaries and bonuses during 1997.


                           SUMMARY COMPENSATION TABLE


                                                                                               Long Term Compensation

                                          Annual Compensation                              Awards                      Payouts


     (a)                   (b)              (c)          (d)         (e)           (f)              (g)          (h)          (i)
                                                                     Other                                                    All
    Name                                                             Annual      Restricted                                  Other
     and                                                             Compen-       Stock           Number        LTIP       Compen-
  Principal                                              Bonus       sation       Award(s)          of          Payouts     sation
  Position                 Year        Salary ($)          ($)        ($)           ($)           Options         ($)      ($)(2)(5)


Dr. Ronald                 1997         108,000           -0-         -0-            -0-             -0-          -0-         -0-
Swallow,
Chief Executive
Officer (3)
Chief Executive
Officer(3)                 1996         108,000           -0-         -0-            -0- (1)        73,000        -0-        19,436

                           1995         108,000           -0-         -0-            -0-             -0-          -0-         4,200

Stuart French              1997          84,000           -0-        12,000          -0-             -0-          -0-          -0-
President (4)

                           1996          84,000           -0-        23,359          -0- (1)       150,000        -0-        14,200

                           1995          84,000           -0-        13,814          -0-             -0-          -0-         4,200


---------------

(1)  Does  not  include   shares  issued  in   connection   with  the  Company's
     reincorporation in Delaware. See "Certain Transactions."

(2) Includes the value of car leases paid by the Company at a rate of approximately $350 per month.

(3)  During 1997,  the Company  accrued  salaries  for Dr.  Swallow of $0. As of
     December 31, 1997, Dr. Swallow was owed accrued salary and expense reimbursement totaling $4,500. This amount was paid subsequent to year-end.

(4) Stuart French earns other annual compensation in the form of a sales commission which is reflected in column (e). During 1995, 1996 and 1997, the Company accrued salaries and commissions of $9,614, $23,359 and $12,000, respectively. As of December 31, 1997, Mr. French was owed accrued salary and expense reimbursement totaling $18,996.

(5) During 1996 the Company created a SEP program for employees who had been with the Company for at least three years prior to the end of 1996. The cost of this program in 1996 was $33,691, of which Ronald Swallow was credited with $15,236 and Stuart French was credited with $10,000. No contributions were made in 1997. Since inception, the Company has not granted stock appreciation rights.

Employment Agreements

        As of November 8, 1996, the Company entered into employment agreements with Dr. Ronald Swallow and Stuart French. The agreements provide for annual salaries of $108,000 and $84,000, respectively, and for Mr. French to receive a sales commission of five percent of the Company's sales. The agreements provide for a term of four years and a continuation of their current compensation arrangements with salary increases based upon profitability of the Company's operations to be determined at the discretion of disinterested board members. Commencing in 1997 and each year thereafter, the Company will after the completion of its year end audit, establish a bonus pool for executive officers and will make annual cash contributions to such pool of an amount equal to 10% of pre-tax profits for the prior year. The board of directors will have the sole discretion to allocate bonuses among such officers. The employment agreements contain covenants not to compete during the term of the agreements and for a period of one year thereafter. The agreement also calls for continuation of half salary ($54,000 for Mr. Swallow and $42,000 for Mr. French) during the post-employment one year period covered by the covenant not to compete and indemnification against liabilities as an officer and director of the Company to the fullest extent permitted by applicable law. No assurance can be given that such non-compete clauses will be enforceable under applicable State laws. For a discussion of stock options granted to Dr. Swallow and Mr.
French, see "Stock Option Plans".

        During 1998, the Board of Directors approved a resolution to modify the contract of Dr. Swallow by agreeing to allow him to continue to design and manufacture image generation equipment if (a) the Company chose to terminate his contract; and (b) he agreed to forfeit one-half of the salary continuation benefit to which he would otherwise have been entitled. To date, the contract itself has not been amended. On March 2, 1998, the Company agreed to amend Mr. French's employment contract. Such agreement provides that in consideration of Mr. French waiving any prior events of default of the Company under his Employment Contract and agreeing to amend his Contract to provide the Board with the authority to accrue salary under his Contract at such times as the Corporation does not have sufficient capital to make timely payments to him, he shall be entitled to a monthly accrual of an additional $4,000 beginning on March 1, 1998 and continuing until the termination of his Contract. Such agreement provides that he shall be entitled to receive payment of the monthly $4,000 accrual at such time as the Corporation receives net proceeds from a public or private financing or other financing program, which places at the disposal of the Company cash resources of at least $3,000,000; the Corporation earns net income in excess of $250,000 in any calendar quarter; or December 31, 1999, whichever event first occurs.

        In 1997, the Board of Directors authorized the creation of a 401(K) program in order to provide a retirement planning vehicle for its employees. As employees of the Company, both Mr. Swallow and Mr. French would be eligible to participate in this program. However, since the Board authorization for the creation of the 401(K) program, the Company has taken no action to implement the program (other than filing same with the Internal Revenue Service) and no contributions have been made by the Company to this program nor are any contemplated in the future.

Stock Option Plans

        The Company has a 1998 Stock Option Plan covering 750,000 shares of Common Stock (the "1998 Plan"), subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments for employees, including officers and directors and consultants of the Company. The plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

        The plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). Pursuant to the provisions of the plan, the aggregate fair market value (determined on the date of grant) of the shares of the Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

        Currently, the plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.

        Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The plan provides that no new options may be granted by the Board of Directors of the Company after ten years from the establishment of the Plan by the Board of Directors.

In 1996, the Company granted non-qualified stock options under a 1996 Plan which was almost identical to the 1998 Plan to purchase 340,000 shares of its Common Stock at an exercise price of $5.00 per share over a term of ten years to various officers, directors and consultants of the Company. All options granted by the Company under the 1996 Plan were in connection with services rendered to the Company. The Company has agreed with J.W. Barclay, the managing underwriter of the Company's initial public offering, that it will not grant the remaining available options under the 1996 Plan to 5% or greater shareholders for a period of three years, ending November 8, 1999 without the consent of said firm. In March 1998, the 1996 plan and all outstanding options granted under the 1996 Plan were terminated.

        In March 1998, the board of directors granted non-statutory stock options to purchase 610,000 shares to the following persons: Michael Hurd
(200,000), Richard Swallow (27,000), Ronald Swallow (73,000) , Steven Morse (37,500), Lester Morse (37,500), David Turner (25,000) and Mat Adams (10,000).
These options are non-qualified, ten-year options and are immediately exercisable at $2.625 per share.

Options Granted outside 1998 Plan

        In April 1998, as part of an agreement to defer rent due on the Cyberport facility for three months, the Board agreed to issue options to purchase 100,000 shares at a price of $1.75 to the landlord in Niagara Falls.

         The total number of shares subject to options outstanding under the 1998 Plan and granted outside such Plan as of the date hereof is 710,000 exercisable at prices ranging from $1.75 to $2.625 per share.

         Aggregated Option Exercises and Fiscal Year-End Option Table - The following table provides information with respect to each exercise of stock options during fiscal 1997 by each of the executive officers named in the preceding summary compensation table and the fiscal year-end value of unexercised options.


                        AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR -
                                                END OPTION VALUES



           (a)                         (b)                        (c)                         (d)                        (e)
                                                                                           Number of
                                                                                           Securities                  Value of
                                                                                           Underlying                Unexercised
                                                                                          Unexercised                In-the-Money
                                                                                           Options at                  Options
                                      Shares                                               FY-End (#)               at FY-End ($)
                                   Acquired on                   Value
                                     Exercise                 Realized (1)                Exercisable/               Exercisable/
           Name                        (#)                        ($)                    Unexercisable              Unexercisable
                                                                                              (1)                        (1)
--------------------------  -------------------------- --------------------------  -------------------------- ----------------------
Dr. Ronald
Swallow                                -0-                        -0-                  73,000 / 0                 -0-

Stuart French                          -0-                        -0-                 150,000 / 0                 -0-
--------------------------  -------------------------- --------------------------  -------------------------- ----------------------

------------

(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. Tellurian's last sale price at the close of business on December 31, 1997 was $3.00. Since the exercise price of these options is in excess of $3.00, the value of the options is zero.

Director Compensation

         The directors of the Company do not currently receive cash compensation for their services as directors, although certain directors have been granted stock options under the Company's Stock Option Plan and are receiving compensation as employees of the Company. See "Stock Option Plans." The Board of Directors has the right to compensate its directors in their capacity as directors in the future.

          In March 1997 Michael Hurd was elected to the Board of Directors and received options to purchase 40,000 shares of Tellurian stock at $5.25 per share. In June 1997, he received options to purchase 1,000 shares of Cyberport Niagara stock at approximately $.72 per share and further options of 500 shares vesting on July 1, 1998 and 500 shares vesting on July 1, 1999 under certain restrictive conditions. The option price on these shares is also approximately $.72 per share.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

                  The following table sets forth certain information as of June 1, 1998 regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of May 1, 1998 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.


                                                       Amount
                                                       and Nature               Approximate
Name and Address of                                    of Beneficial              Percent
Beneficial Owner (1)                                   Ownership (1)            of Class (2)
--------------------                                  --------------            ------------

Dr. Ronald Swallow (3)(4)                            370,908                         11.0%

Dr. Richard Swallow(3)(5)                            136,481                          4.1%

Stuart French(3)(6)                                  249,261                          6.0%

Michael Hurd (3)(7)                                  200,000                          4.8%

All officers and directors
 as a group (6 persons)(7)(8)                        956,650                         32.8%

1174757 Ontario Inc. (9)                             450,000                         11.1%

Mary Elizabeth
  Huggins Trust (10)                                 430,049                         10.9%

Alpha International Corp.
P.O. Box 671, The Valley
Anguilla, British West Indies(11)                  2,200,000                         35.8%

Imafina S.A.
c/o Hubert Hendrickx
4 Route de Beaumont
CH 1701 Fribourg
Switzerland (11) (12)                                800,000                         16.9%


-------------

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Based upon 3,959,763 shares outstanding without giving effect to the issuance of shares under the Company's outstanding Warrants and Stock Options.

(3) The address for Dr. Ronald Swallow, Stuart French, Dr. Richard Swallow and Michael Hurd is c/o Tellurian, Inc. at 300K Route 17 South, Mahwah, NJ 07430.

(4)  Includes options to purchase 73,000 shares.

(5)  Includes options to purchase 27,000 shares.

(6)  Includes options to purchase 200,000 shares.

(7)  Includes options to purchase 200,000 shares.

(8)  Includes options to purchase 500,000 shares.

(9)  Includes options to purchase 100,000 shares.

(10) Trust set up by Charles H. Powers, a founder and former shareholder, officer and director of the Company, for the benefit of his granddaughter, with Jane Powers Huggins as Trustee. The Trustee's address is 2419 West Sumter, Florence, SC 29572.

(11) Represents Common Stock issuable upon exercise of Warrants.

(12) The beneficial owner and sole officer and director of Imafina S.A. is Hubert Hendrickx.

(13) This information is derived from a Schedule 13(d) filing.

                              CERTAIN TRANSACTIONS

                  Effective July 2, 1996, Tellurian, Inc., a South Carolina corporation, reincorporated in Delaware under the same name by merging itself into a wholly owned subsidiary formed for that purpose on January 25, 1996. All references in Certain Transactions to the "Company" or "Tellurian" include Tellurian, Inc., a South Carolina corporation, unless the context indicates otherwise. The following discussion regarding the issuances of shares gives retroactive effect to such merger.

         In March 1995, Tellurian completed a private placement of 600,000 shares of its common stock for a purchase price of $100,000. Investors in the private placement were Dennis Giunta (200,000 shares), Joseph Defalco (125,000 shares), Matthew Langden (125,000 shares), John Bruno (45,000 shares), a principal of the Representative, John Cioffoletti (45,000 shares), a former principal of the Representative, Michael Wills (45,000 shares), a principal of the Representative and Douglas Spinosa (15,000 shares), a former employee of the Representative.

         In March 1995, Dr. Ronald Swallow and Dr. Richard Swallow transferred from their holdings, without payment therefor, an aggregate of 152,710 shares of Tellurian to nine non-affiliated persons including 49,261 shares to Stuart French, and subsequently, they transferred 100,000 shares to Charles Power, a founder of the Company.

         Since the inception of Tellurian, Charles Powers has advanced monies to Tellurian for working capital purposes and the acquisition of certain technological licensing rights from TTY relating to Tellurian's image generator. As of May 1, 1998, Mr. Powers was owed approximately $710,865, inclusive of interest at a rate of 10% per annum. Such $710,865 includes $ $346,736 of principal and $ $364,129 of accrued and unpaid interest . Previously, the Company repaid Powers a total of $221,200. This loan is payable upon demand after November 1, 1997. However, as of May 1, 1998, Mr. Powers has not demanded payment. The Company is seeking the conversion of these obligations into restricted common stock in the Company. However, no assurances can be given that Mr. Powers will agree to this conversion, or that any conversion granted will be on terms and conditions acceptable to the Company.

         From inception through the completion of the initial public offering in November 1996, Sophia Swallow, Richard Swallow, Celia Klimas (an aunt of Richard and Ronald Swallow), Stuart French and Sandra Swallow made various cash loans to Tellurian and were repaid from the proceeds of the initial public offering $25,000, $72,600, $28,000, $8,160 and $18,000, respectively, inclusive of accrued interest. Subsequent to the completion of the public offering in November 1996, Celia Klimas loaned $150,000 to the Company and the Company agreed to pay her interest at the rate of 10% per annum. As of May 1,1998, Tellurian owed Ms. Klimas the principal of her loan plus accrued interest therein. See "Use of Proceeds."

         Tellurian completed a Private Placement of securities for an aggregate sum of $750,000 between December 1995 and January 1996, consisting of (i) $192,000 in principal amount of unsecured and subordinated 8% Promissory Notes due December 27, 1997 and $528,000 in principal amount of unsecured and subordinated 8% Promissory Notes due January 22, 1998, with such Notes providing for accelerated payment upon the completion of the Offering, and (ii) 3,000,000 Common Stock Purchase warrants sold at a price of $.01 per warrant. As compensation for its services as placement agent of such private placement. J. W. Barclay & Co., Inc. was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to repay $6,000 to J. W. Barclay & Co., Inc. upon the completion of the Company's Public Offering in November of 1996.

         On June 27, 1996, the Company issued its promissory notes in the principal amount of $175,000 to three non-affiliated persons and received net proceeds of approximately $148,000 after incurring commissions and other expenses to the Placement Agent, J.W. Barclay & Co., Inc. On November 8, 1996, the closing date of Tellurian's initial public offering, $150,000 was repaid and $25,000 was converted into 25,000 shares of the Company's Common Stock.

         In March 1998 the Company entered into a consulting contract with Carousel Consulting which agreement expires on December 31, 1999. Under the terms of this contract, the Company issued 150,000 shares of Common Stock to Carousel and agreed to pay $5,000 per month for continued consulting services by Carousel. Such services consist of Carousel actively searching for merger/acquisition candidates on behalf of Tellurian and to provide general consulting to the Company on an "as-needed" basis.

         In March 1998, the Company reached an agreement with Interactive Media under which Interactive Media agreed to accept 100,000 shares of the Company's common stock in return for outstanding amounts owed for public relation services provided by Interactive and for payment on public relations services to be provided during the year 1998. At December 31, 1997, the Company owed Interactive Media $56,000. The Company's obligation for 1998 would have been an additional $88,000.

         Management believes that all transactions with officers, directors and shareholders of the Company (and affiliated companies) were made on terms no less favorable to the Company than those available from unaffiliated parties. It is intended that any future transactions with officers, directors and affiliates of the Company will be made on terms no less favorable to the Company than those available from unaffiliated parties.



                            DESCRIPTION OF SECURITIES

           Tellurian's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 25,000,000 shares of Common Stock, $.01 par value, and the Board of Directors has approved, subject to stockholder approval the authorization of

50,000,000 shares of Preferred stock which may be issued in series by the Board of Directors. The following are brief descriptions of Tellurian's securities. The rights of the stockholders of Tellurian are established by Tellurian's Certificate of Incorporation, the Bylaws, and law of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Certificate of Incorporation, the Bylaws, and the relevant Delaware law.

Common Stock

              The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders after payments to creditors and after paying or providing for any liquidation preferences to the Preferred Stock. There are no conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock, and stockholders have no preemptive rights to acquire shares of Common Stock issued by the Company in the future. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

              The Common Stock is traded on the NASDAQ SmallCap Market under the symbol TLRN.

Preferred Stock

              The Preferred Stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the Board of Directors prior to the issuance of any shares thereof. Each series of Preferred Stock will have such voting powers, if any, preferences, and other rights as determined by the Board of Directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the Board of Directors adopted prior to the issuance of any shares of such series of Preferred Stock.

              The Preferred Shares being offered hereby are the first series of Preferred Stock designated by the Board of Directors. The Company may not, without the affirmative vote of the holders of at least a majority of the outstanding Preferred Shares offered hereby, amend, alter or repeal any of the provisions of the Certificate of Incorporation or the Certificate of Designation for the Preferred Shares, or authorize any reclassification of the Preferred Shares so as to adversely affect the preferences, special rights or privileges or voting power of the Preferred Shares or authorize or create any class of stock ranking prior to the Preferred Shares as to dividends or distribution of assets, or create or issue any shares of any series of the Company's authorized preferred stock ranking prior to the Preferred Shares as to dividends or distribution on liquidation. The Board has no present plans to issue any other series of Preferred Stock. However, purchasers of the Series 1 Preferred Stock offered hereby should be aware that subject to the foregoing restrictions, the holders of any series of the Series 1 Preferred Stock which may be issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation superior to those of holders of the Preferred Shares or Common Stock, thereby adversely affecting rights of the holders of the Preferred Shares or Common Stock.

         Because the terms of each series of Preferred Stock may be fixed by the Company's Board of directors without shareholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Preferred Shares, the publicly held Preferred Warrants, and the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

Series A Convertible Cumulative Preferred Stock

         The Board of Directors intends to file a Certificate of Designation designating 3,000,000 shares of Preferred Stock as "Series 1 Convertible Cumulative Preferred Stock" (the "Series 1 Preferred Stock" or "Preferred Shares") with the following rights, preferences and privileges:

         Conversion. Unless previously redeemed by the Company, the holders of the Series 1 Preferred Stock are entitled beginning one year after the date of this Prospectus, to convert each Preferred Share into ( ) shares of Common Stock subject to adjustment described below. In lieu of issuing fractional shares upon conversion, the Company may pay an equivalent amount in cash. No adjustment for dividends will be made on conversion of any Series 1 Preferred Stock. Accordingly, accrued dividends will not be paid on a Preferred Share if it is converted between a dividend payment date and the next record date for dividend payments. If any holder surrenders a Preferred Share for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted. In the case of Preferred Shares called for redemption, conversion rights will expire at the close of business on the redemption date.

         The conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of stock of the Company as a dividend or distribution on the Common Stock but not as dividends on the Preferred Shares; sub-divisions and combinations of Common Stock; certain reclassifications, consolidations, mergers and sales of property of the Company; the issuance to all holders of Common Stock of certain rights or Preferred Warrants; and the distribution to all holders of Common Stock of evidence of indebtedness of the Company or of assets (excluding cash dividends or distributions from retained earnings). Except as stated above, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

         Dividends. Each Preferred Share is entitled to cumulative annual dividends of $.50 payable on September 30 of each year commencing September 30, 1999. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Common Stock. The Company may, at its option, pay dividends in shares of Common Stock, in lieu of cash. Shares used for such purpose will be valued at the average closing sales price during the ten trading days ending on the tenth day before the dividend payment date, subject to certain conditions. For the foreseeable future, the Company expects to make dividend payments on the Preferred Shares in shares of Common Stock.

         Redemption. The Preferred Shares are redeemable one year from the date of this Prospectus at the option of the Company, on not less than 30 days' written notice to registered holders at the redemption price of $ per share plus accumulated dividends, provided the Company may not redeem the Preferred Shares unless the closing price of the Common Stock equals or exceeds $ per share for at least 20 of the 30 consecutive trading days ending within five trading days prior to the date the redemption notice is mailed.

         Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common Stock as one class, except as otherwise provided by the Delaware Corporation Law.

         Preference on Liquidation. Preferred Shares will be entitled to a preference on liquidation equal to $____ per share, plus accumulated unpaid dividends.

     No Sinking Fund. The Company is not required to provide for the retirement or redemption of the Preferred Shares through the operation of a sinking fund.

Preferred Stock Purchase Warrants

         Each Preferred Stock Purchase Warrant (the "Preferred Warrant") entitles the holder to purchase until the close of business on , 2002 one share of Series 1 Preferred Stock at an exercise price of $6.00. The Preferred Warrants are subject to redemption by the Company at any time after , 1999 on 30 days notice at $.30 per Preferred Warrant provided that the closing sale price, or if none, the closing bid price of the Common Stock is at least $9.00 per share on not less than 20 days of the 30 trading days ending within 15 days of the date on which the notice of redemption is mailed. Holders of Preferred
Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.

         The Preferred Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations. No provision for adjustment exists for the issuance of shares of Series 1 Preferred Stock Common Stock, among other circumstances, upon exercise of any of the Preferred Warrants or options granted under any stock option plan. The Company is not required to issue fractional shares. The holder of a Preferred Warrant does not possess any rights as a stockholder of the Company unless he exercises his Preferred Warrant and obtains the Series 1 Stock. The Preferred Warrants have been issued in registered form under a Preferred Warrant Agreement dated as of , 1998 between the Company and Continental Stock Transfer & Trust Company as Preferred Warrant Agent. The shares of Series 1 Preferred Stock issued upon exercise of a Preferred Warrant, will be fully paid and non-assessable.

         A  Preferred  Warrant may be  exercised  upon the  surrender  of a duly
completed   Preferred  Warrant  certificate  on  or  prior  to  its  expiration, accompanied by cash or certified bank check for the exercise price.

         The Preferred Warrants are expected to be traded on the NASDAQ SmallCap
Market under the symbol "                        ."

Common Stock Purchase Warrants

         The Common Stock Purchase Warrants for 5,127,500 were issued pursuant to a Warrant Agreement (the "Warrant Agreement") between Tellurian, and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and are in registered form. For a Common Stock Purchase Warrant Holder to exercise his warrants, there must be a current registration statement on file with the Commission and the relevant state securities commissions. The following summary of the provisions of the Common Stock Purchase Warrants is qualified in its entirety by reference to the Warrant Agreement, as amended in December 1997, a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part.

         Each Common Stock Purchase Warrant is separately transferable and entitles the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject to adjustment as described below) at any time during the period expiring on November 5, 2001. Unless exercised or extended by the board of directors, the Common Stock Purchase Warrants will expire on November 5, 2001. A Warrant Holder may exercise his Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto, properly completed and executed, and the payment of the exercise price and any transfer tax. If less than all of the Common Stock Purchase Warrants evidenced by a certificate are exercised, a new certificate will be issued for the remaining number of Common Stock Purchase Warrants.

          The exercise price and the number of shares of Common Stock issuable upon the exercise of each Common Stock Purchase Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events.

         Any or all of the Common Stock Purchase Warrants may be redeemed by Tellurian at a price of $.30 per Warrant, upon the giving of 30 days prior written notice to the Warrant Holders, and provided that the trading price of the Common Stock for 20 consecutive trading days ending within 10 days prior to such notice of redemption delivered by Tellurian to the Warrant Holders has equaled or exceeded $9.25.

Anti-Takeover Statute

         Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, he becomes an "interested stockholder" and may not engage in a "business combination" with that corporation for a period of three years. The term "business combination" includes a merger, a sale of assets, or a transfer of stock. The three year moratorium may be terminated if any of the following conditions are met: (1) the Board of Directors approved the acquisition of stock or the business combination before the person became an interested stockholder,
(2) the interested stockholder acquired 85% of the outstanding voting stock in such transaction, excluding in the determination of outstanding stock is any stock owned by individuals who are officers and directors of the corporation and any stock owned by certain employee stock plans, or (3) the business combination is approved after the person became an interested stockholder by 2/3 of the voting stock which is not owned by the interested stockholder.

Other Warrants

         In connection with the Company's initial public offering, the Company issued to the Underwriters (and their officers) of such offering a total of 185,000 warrants (the "1996 Underwriters' Stock Warrants") to purchase a like number of shares of Common Stock of the Company and 185,000 warrants (the "1996 Underwriters' Warrants") to purchase a like number of Common Stock Purchase Warrants. The 1996 Underwriters' Stock Warrants are exercisable at a price of $8.25 per share and the 1996 Underwriters' Warrants are exercisable at a price of $.4125 per Common Stock Purchase Warrant for a period of four years expiring November 5, 2001. The underlying Common Stock Purchase Warrants are exercisable at $9.90 per share. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the 1996 Underwriters' Stock Warrants and the 1996 Underwriters' Warrants and their underlying securities.

Transfer Agent and Warrant Agent

         Continental Stock Transfer & Trust Company, 2 Broadway, 19th floor, New York, New York 10004, is the Company's transfer agent and warrant agent for the Company's securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely effect the market price for the Common Stock. The Company has 3,959,763 shares of Common Stock and 5,127,500 Common Stock Purchase Warrants outstanding as of the date of this Prospectus. Of these shares of Common Stock, 2,321,605 shares of Common Stock are freely tradeable in the public market without restriction under the Securities Act, except for securities owned by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which are subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"). The remaining shares of Common Stock outstanding are "restricted securities" as that term is defined in the Securities Act and have not been registered under the Securities Act. The holders of 1,000,000 such shares of Common Stock have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until November 5, 1998, without the prior written consent of the Representative. At the end of the aforesaid lock-up period (or earlier with the consent of the Representative) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of these 1,000,000 shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. See "Shares Eligible For Future Sale."



                                  UNDERWRITING

         Subject to the terms and conditions contained in the underwriting agreement between the Company and the Underwriters named below, for which J. W. Barclay & Co., Inc. is acting as Representative, (the "Underwriting Agreement", a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the number of shares of Series 1 Preferred Stock and number of Preferred Warrants (collectively the "Securities") set forth opposite its name.

                                                                 Number of
Underwriter                       Number of Shares            Preferred Warrants



J.W. Barclay & Co., Inc.


                  TOTAL            1,200,000                          1,200,000
                                  ==========                         ==========


         The   Underwriters  are  committed,   subject  to  certain   conditions
precedent, to purchase all of the Securities offered hereby if any such Securities are purchased. The Securities are being offered by the Underwriter subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters and subject to the approval of certain conditions.

         The Representative has advised the Company that the Underwriters propose to offer the Securities to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriters may allow certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") concessions of $ per share of Series 1 Preferred Stock and $ per Preferred Warrant. After the initial public offering, the public offering price and concessions may be changed by the Representative.

         The   Underwriters   may   engage   in   over-allotment,    stabilizing
transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Company's Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Securities to be higher than they would otherwise be in the absence of such transactions. These transactions may be effected on the NASDAQ System assuming the Company is successful in listing its Securities on such system. See "Risk Factors."

         The Company has granted the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 180,000 shares of Series 1 Preferred Stock and 180,000 Preferred Warrants at the public offering prices less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover over-allotments in the sale of the shares of Series 1 Preferred Stock and Preferred Warrants.

         The Company has agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of the Securities sold in the offering (including the Over-Allotment Option).

         In connection with the Company's Initial Public Offering which was completed in November 1996 with J. W. Barclay & Co., Inc. as Managing Underwriter, the Company entered into an agreement with the Representative to retain it as a financial consultant for a period of two years expiring in November of 1998. At the closing of the Offering, the Company has agreed to enter into a one year extension to the financial consulting agreement with the Representative and to compensate the Representative with a fee payable in full in advance at the closing of the Offering in an amount equal to 2% of the gross proceeds of the Offering (including the Over-Allotment Option).

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

         The Company has agreed to sell to the Representative or its designees, at a price of $.001 per warrant, a total of 120,000 warrants (the "Underwriters' Stock Warrants") to purchase a like number of shares of Series 1 Preferred Stock of the Company and 120,000 warrants (the "Underwriters' Warrants") to purchase a like number of Preferred Warrants (identical to those sold to the public in the Offering except that the exercise price of the Preferred Warrants issuable upon exercise of the Underwriters' Warrants is at $9.90 per share). The Underwriters' Stock Warrants will be exercisable at a price of $8.25 per share and the Underwriters' Warrants will be exercisable at a price of $.4125 per Preferred Warrant for a maximum period of four years commencing one year after the date hereof, and they will not be transferable for one year after the date hereof except to Underwriters, selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriters' Stock Warrants or the Underwriters' Warrants underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities.

         The Underwriters have informed the Company that they do not expect sales of the Securities to be made to discretionary accounts to exceed 2% of the Securities offered hereby.

         In connection with the Company's Initial Public Offering, the holders of 1,000,000 shares of the Company's Common Stock (including, without limitation, securities held by officers and directors of the Company) entered into an agreement with the Representative not to sell or otherwise transfer their securities until November 1998 without the consent of the Representative. As of the date of this Prospectus, none of the foregoing shares have been sold.

         In connection with the Company's Initial Public Offering, the Representative was also granted the right, for a period of five years expiring in November 2001, to designate one person to attend Board of Directors meetings. Such person, if designated, would be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company would be required to reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Representative has not designated any person.

         In connection with the Company's Initial Public Offering, the Company agreed that for a period of three years, it would not issue any Preferred Stock without the prior written consent of the Representative, which consent has been obtained for the purposes of the Offering.

         John A. Bruno and Michael J. Wills beneficially own 85,000 and 40,000, respectively, of each of 1996 the Underwriters' Stock Warrants and 1996 Underwriters' Warrants described under "Description of Securities-Other Warrants."

Pricing of the Offering

         The  public   offering  of  the  Securities  have  been  determined  by
negotiations between the Company and the Representative. Among the factors considered in determining the offering prices were the Company's financial condition and prospects, the industry in which the Company is engaged, certain financial and operating information of companies engaged in activities similar to those of the Company and the general market condition of the securities markets. Such prices do not necessarily bear any relationship to any established standard or criteria of value based upon assets, earnings, book value or other objective measures.


                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for the Company by the law firm of Lester Morse P.C. Members of the firm, Lester Morse and Steven Morse own options to purchase 75,000 shares of the Company's Common Stock which were granted to them for services rendered. See "Executive Compensation-Stock Option Plan." Henry C. Malon, Esq., New York, New York, has acted as counsel to the Underwriters in connection with the Offering.

                                     EXPERTS

         The Company's financial statements, included in this Prospectus, have been audited by Miller Ellin & Co., Inc., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein, which are included in reliance upon the authority of said firm as experts in auditing and accounting.

                        TELLURIAN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                       March 31, 1998       December 31, 1997
                                                                                      ----------------      ----------------
                                                                                           (Unaudited)            (a)
           ASSETS
CURRENT ASSETS:
   Cash                                                                                       $ 12,036             $ 187,189
   Marketable Securities                                                                       109,992               108,912
   Accounts Receivable, net of allowance for
      doubtful accounts of $-0- and $-0-, respectively                                          24,141                 9,029
   Inventories                                                                                 647,554               662,364
   Prepaid Consulting Fees                                                                     310,654                62,187
   Prepaid Expenses and Other Current Assets                                                    21,272                23,206
                                                                                      ----------------      ----------------
           Total Current Assets                                                              1,125,649             1,052,887
                                                                                      ----------------      ----------------
PROPERTY AND EQUIPMENT- at cost
   less accumulated depreciation                                                             2,575,861             2,688,346
                                                                                      ----------------      ----------------
OTHER ASSETS:
   Security Deposits                                                                            63,778                70,070
   Prepaid Consulting Fees                                                                     100,183                     0
   Deferred Costs                                                                                    0                92,099
                                                                                      ----------------      ----------------
           Total Other Assets                                                                  163,961               162,169
                                                                                      ----------------      ----------------
                                                                                           $ 3,865,471           $ 3,903,402
                                                                                      ================      ================

CURRENT LIABILITIES:
   Accounts Payable and accrued expenses                                                     $ 518,825           $ 1,953,481
   Current Maturities of Long-term debt                                                         34,953                34,953
   Notes Payable                                                                               100,000               100,000
   Notes Payable- other                                                                              0               200,000
   Notes Payable--Related Parties                                                              496,736               496,736
   Interest Payable--Related Parties                                                           368,409               354,980
                                                                                      ----------------      ----------------
           Total Current Liabilities                                                         1,518,923             3,140,150
                                                                                      ----------------      ----------------
LONG-TERM DEBT - net of current maturities                                                     122,635               125,630
                                                                                      ----------------      ----------------
MINORITY INTEREST                                                                              640,027                     0

STOCKHOLDERS'  EQUITY:
   Common Stock--$.01 par value
      Authorized -25,000,000 and 10,000,000 shares, respectively
      Issued and Outstanding - 3,959,763 and 3,025,000 shares, respectively                     39,598                30,250
   Additional Paid-in Capital                                                                7,997,964             6,345,162
   Accumulated Deficit                                                                      (6,535,119)           (5,767,777)
   Other Comprehensive Income                                                                   81,442                29,987
                                                                                      ----------------      ----------------
           Total Stockholders' Equity                                                        1,583,886               637,622
                                                                                      ----------------      ----------------
                                                                                           $ 3,865,471           $ 3,903,402
                                                                                      ================      ================

(a) The balance sheet at December 31, 1997 has been derived from the audited financial statements at that time.

The accompanying notes are an integral part of the financial statements.

                        TELLURIAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                         Three Months Ended
                                                               March 31,
                                                     --------------------------
                                                          1998           1997
                                                     -----------     ----------
                                                     (unaudited)     (unaudited)

REVENUES                                              $ 34,908         $ 81,285

COST OF GOODS SOLD                                     117,930           63,662
                                                     ---------       ----------

GROSS PROFIT (LOSS)                                    (83,023)          17,623
                                                     ---------       ----------

OPERATING EXPENSES:

     Research and Development                          209,989          204,087
     Selling                                           101,270          115,256
     General and Administrative                        343,126          372,837
                                                     ---------       ----------
                                                       654,385          692,180
                                                     ---------       ----------

LOSS FROM OPERATIONS                                  (737,408)        (674,557)
                                                     ---------       ----------

OTHER INCOME AND EXPENSES:

     Other Income                                        1,899           50,097
     Loss on Sale of Fixed Asset                       (14,571)               0
     Interest Expense                                   (3,833)               0
     Interest Expense--Related Parties                 (13,429)         (12,300)
                                                     ---------       ----------
                                                       (29,934)          37,797
                                                     ---------       ----------

NET LOSS                                             $(767,342)       $(636,760)
                                                      ========        =========

NET LOSS PER COMMON SHARE                            $   (0.24)         $ (0.21)
                                                      =========       =========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                        3,195,885       3,025,000
                                                      =========       =========



    The accompanying notes are an integral part of the financial statements.

                              TELLURIAN, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (unaudited)


                                                                                      THREE MONTHS ENDED
                                                                                            MARCH  31,
                                                                                ------------------------------
                                                                                    1998               1997
                                                                                ------------      ------------
                                                                                (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                                                     $ (767,342)       $ (636,760)
     Adjustments to Reconcile Net Loss to Net Cash
        Used in Operating Activities:
           Depreciation and Amortization                                              81,827            13,674
           Reclassification of Marketable Securities                                       0             4,136
           Accrued Interest on Marketable Securities                                  (1,080)                0
           Loss on Sale of Fixed Asset                                                14,571                 0
           Changes in Assets and Liabilities
              Accounts Receivable                                                    (15,112)          (48,443)
              Inventories                                                             14,810          (270,000)
              Prepaid Expenses and Other Current Assets                               41,284            (9,282)
              Deferred Costs                                                          92,099            50,000
              Security Deposits                                                        6,292           (37,822)
              Prepaid Consulting Fees                                                 (8,000)           18,656
              Accounts Payable and Accrued Expenses                                  (95,490)          (14,553)
              Payroll Payable                                                              0           (98,399)
              Payroll Taxes Payable                                                        0           (26,398)
              Consulting Fees Payable                                                      0           (13,950)
              Interest Payable--Related Parties                                       13,429             8,550
              Deferred Revenue                                                             0           (24,440)
                                                                                ------------       -----------

NET CASH USED IN OPERATING ACTIVITIES                                               (622,712)       (1,085,031)
                                                                                ------------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Sale of Fixed Assets                                                             18,000                 0
     Purchases of Property and Equipment                                              (1,912)         (157,007)

                                                                                ------------      ------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                   16,088          (157,007)
                                                                                ------------      ------------

NET CASH FROM FINANCING ACTIVITIES:
     Repayments of notes payable--other                                             (250,000)                0
     Repayment of Long-term Debt                                                      (2,995)                0
     Proceeds of notes payable - other                                                50,000                 0
     Proceeds from Issuance of Stock                                                 603,011                 0
     Payments of deferred offering costs                                             (20,000)                0
                                                                                ------------      ------------

NET CASH PROVIDED BY  FINANCING ACTIVITIES                                           380,016                 0
                                                                                ------------      ------------

EFFECT OF EXCHANGE RATE CHANGES                                                       51,455                 0
                                                                                ------------      ------------

NET CHANGE IN CASH                                                                  (175,153)       (1,242,038)

CASH-- Beginning                                                                     187,189         1,761,186
                                                                                ------------      ------------

CASH-- Ending                                                                       $ 12,036         $ 519,148
                                                                                ============      ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash Paid for Interest                                                      $     3,833           $ 3,750
     Cash Paid for Income Taxes                                                  $       200           $   150

SCHEDULE OF NON-CASH ACTIVITIES:
     Reduction of Trade Payables through issuance of common
        stock                                                                    $   699,056           $     -
     Reduction of Trade Payables through issuance of subisdiary
        Series B special shares                                                  $   640,027
     Issuance of Common Stock for Consulting Fees                                $   380,000



                                                                                   ---------         ---------

                                                                                 $ 1,719,083            $    -
                                                                                   =========         =========


              The accompanying notes are an integral part of the financial statements.

                         TELLURIAN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                   (Unaudited)


NOTE 1--Presentation Basis

         The attached summarized financial information does not include all disclosures required to be included in a complete set of financial statements prepared in conformity with generally accepted accounting principles. Such disclosures were included with the financial statements of the Company at December 31, 1997 which were included in its Form 10-K filing dated April 15, 1998. Such statements should be read in conjunction with the data herein.

NOTE 2--Interim Consolidated Financial Statements

         The consolidated balance sheet of the Company at March 31, 1998 and the consolidated statements of operations and cash flows for the three months ended March 31, 1998 and 1997 are unaudited but include all adjustments which, in the opinion of management, are necessary for the fair presentation of the Company's financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

NOTE 3--Minority Interest in Subsidiaries

         In March 1998, Cyberport and certain of its vendors agreed to restructure approximately $1,349,000 of accounts payable as follows:

1. The vendors transferred Canadian $1,000,000 of payables to Cyberport's landlord. The landlord was given the right to convert the payables into restricted shares of the Company's common stock. In March 1998, the landlord converted the payables into 350,000 shares of common stock.
2. Cyberport issued 915,559 Series B Special Shares at Canadian $1.00 per share for balance of the monies owed. At March 31, 1998, the value of the shares issued by Cyberport is shown as a minority interest on the Company's consolidated balance sheet.

         In March 1997 the Company formed a subsidiary, Cyberport Niagara, Inc., in the Province of Ontario, Canada, in which the Company holds an 87.5 percent interest In the fourth quarter of 1997, the Company acquired the balance of the interest in Cyberport.

         On March 24,1997 the Company formed a subsidiary, Cyberport International, Inc. ("CII") in the state of Delaware in which the Company held a 96 percent interest. In the fourth quarter of 1997, the Company acquired the balance of the interest in CII.


NOTE 4---Stock Options

         In June of 1997 the Company authorized stock options to two individuals, Michael Hurd and David Turner, President and General Manager of Cyberport Niagara, Inc, respectively. These options allow Mr. Turner to purchase 500 shares of Cyberport stock for $1.00 (Canadian) per share and allow Mr. Hurd to purchase 2,000 shares of Cyberport stock at $1.00 (Canadian) per share. Mr. Turners options vested on July 1, 1997 as did 1,000 of Mr. Hurd's options. The remaining 1,000 share options for Mr. Hurd vest at the rate of 500 shares on July 1, 1998 and July 1, 1999 provided he remains on the Board of Directors or in the employ of Tellurian on those dates. The options expire on June 30, 2007.

No options have been exercised as at March 31, 1998.

NOTE 5--Translation of Foreign Currency

The foreign currency financial statements of subsidiaries operating outside the United States are translated in accordance with the requirements of the Financial Accounting Standards Board. All income and expense accounts are translated at average exchange rates; assets and liabilities at current exchange rates; and stockholders equity at historical rates. Translation adjustments were accumulated and have been included as a separate component of equity at March 31, 1998.


NOTE 6--Inventories

Inventories consist of the following:


                                         March 31 ,               December 31,
                                           1998                       1997
                                           ----                       ----
                                        (Unaudited)

                  Raw materials          $217,164                   $221,575
                  Work-in-process         196,500                    206,899

                   Finished Goods         233,890                    233,890
                                        ---------                  ---------
                                         $647,554                   $662,364
                                        =========                  =========


NOTE 7--Loss Per Common Share

Net loss per common share is based on the weighted average number of common shares outstanding during the period. Common stock equivalents have not been included as their effect would be anti-dilutive.

                        TELLURIAN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1997


                                     ASSETS


CURRENT ASSETS:
   Cash                                                            $    187,189
   Marketable securities                                                108,912
   Accounts receivable, net of allowance for
     doubtful accounts of $-0-                                            9,029
   Inventories                                                          662,364
   Prepaid consulting fees                                               62,187
   Prepaid expenses and other current assets                             23,206
                                                                   ------------
              Total current assets                                    1,052,887
                                                                   ------------

PROPERTY AND EQUIPMENT - at cost
   less accumulated depreciation                                      2,688,346
                                                                   ------------
OTHER ASSETS:
   Security deposits                                                     70,070
   Deferred offering costs                                               92,099
                                                                   ------------
              Total other assets                                        162,169

                                                                   $  3,903,402
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt                            $     34,953
   Note payable - bank                                                  100,000
   Notes payable - other                                                200,000
   Accounts payable and accrued expenses                              1,953,481
   Notes payable - related parties                                      496,736
   Interest payable - related parties                                   354,980
                                                                   ------------
              Total current liabilities                               3,140,150
                                                                   ------------

LONG-TERM DEBT - net of current maturities                              125,630
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock - $.01 par value
     Authorized - 25,000,000 shares
     Issued and outstanding - 3,025,000 shares                           30,250
   Additional paid-in capital                                         6,345,162
   Accumulated deficit                                               (5,767,777)
   Other comprehensive income                                            29,987
                                                                   ------------
              Total stockholders' equity                                637,622

                                                                   $  3,903,402
                                                                   ============

The accompanying notes are an integral part of the consolidated financial statements


                                          TELLURIAN, INC. AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF OPERATIONS


YEARS ENDED                                                                                 DECEMBER 31,
                                                                                        1997            1996
                                                                                    -------------  ------------
REVENUES                                                                            $     521,045  $    819,380

COST OF SALES                                                                             355,132       284,007
                                                                                    -------------  ------------

GROSS PROFIT                                                                              165,913       535,373
                                                                                    -------------  ------------

OPERATING EXPENSES:
   Research and development                                                               862,031       688,103
   Selling                                                                                300,662       189,429
   General and administrative                                                           1,630,637       395,692
                                                                                    -------------  ------------

                                                                                        2,793,330     1,273,224

LOSS FROM OPERATIONS                                                                   (2,627,417)     (737,851)
                                                                                    -------------  ------------

OTHER INCOME AND EXPENSES:
   Interest expense                                                                       (71,512)      (50,313)
   Interest expense - related parties                                                     (49,674)      (61,020)
   Interest income                                                                         68,339        21,087
   Deferred debt costs                                                                       -         (152,398)
   Other income (expenses)                                                                (28,729)       18,085
                                                                                    -------------  ------------

                                                                                          (81,576)     (224,559)

NET LOSS                                                                            $  (2,708,993) $   (962,410)
                                                                                    =============  ============


NET LOSS PER COMMON SHARE                                                                   $(.90)        $(.53)
                                                                                            =====         =====


WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                                            3,025,000     1,817,708
                                                                                        =========     =========


The accompanying notes are an integral part of the consolidated financial statements



                                          TELLURIAN, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS





                                                                                             YEARS ENDED
DECEMBER 31,
                                                                                        1997            1996
--------------------------------------------------------------------------------    -------------  ------------
Net loss                                                                            $  (2,708,993) $   (962,410)

Other comprehensive income:
 Foreign currency translation adjustment                                                   29,987          -
                                                                                    -------------  ------------

Comprehensive loss                                                                  $  (2,679,006) $   (962,410)
                                                                                    =============  ============































The accompanying notes are an integral part of the consolidated financial statements




                        TELLURIAN, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                       TOTAL
                                                                          ADDITIONAL                    OTHER          STOCKHOLDERS'
                                                    COMMON STOCK            PAID-IN      ACCUMULATED    COMPREHENSIVE  EQUITY
                                                  SHARES       AMOUNT       CAPITAL      DEFICIT        INCOME         (DEFICIENCY)

BALANCE AT January 1, 1996 ..................   1,600,000   $    16,000   $   107,265    $(2,096,374)    $     --     $(1,973,109)

Issuance of common stock and warrants in
  connection with initial public offering ...   1,400,000        14,000     7,517,875           --             --       7,531,875

Offering costs in connection with
  initial public offering ...................        --            --      (1,326,728)          --             --      (1,326,728)

Conversion of promissory notes in
  connection with initial public offering ...      25,000           250        24,750           --             --          25,000

Issuance of warrants in connection with
  private placement .........................        --            --          22,000           --             --          22,000

Net loss for the year ended December 31, 1996        --            --            --         (962,410)          --        (962,410)
                                              -----------   -----------   -----------    -----------    -----------   -----------

BALANCE AT December 31, 1996 ................   3,025,000        30,250     6,345,162     (3,058,784)          --       3,316,628

Foreign currency translation adjustment .....        --            --            --             --           29,987        29,987

Net loss for the year ended December 31, 1997        --            --            --       (2,708,993)          --      (2,708,993)
                                              -----------   -----------   -----------    -----------    -----------   -----------

BALANCE AT December 31, 1997 ................   3,025,000   $    30,025   $ 6,345,162    $(5,767,777)   $    29,987   $   637,622
                                              ===========   ===========   ===========    ===========    ===========   ===========



                                      The accompanying notes are an integral part of the consolidated financial statements



                                          TELLURIAN, INC. AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                             YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                    ----------------------------
                                                                                        1997            1996
--------------------------------------------------------------------------------    -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $  (2,708,993)  $   (962,410)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Deferred costs                                                                      50,000           -
       Accrued interest income on marketable securities                                    (3,912)        (6,118)
       Depreciation and amortization                                                      231,442         17,500
       Amortization of deferred debt costs                                                   -           152,398
       Loss on sale of property and equipment                                               8,954           -
       Loss on sale of marketable securities                                               12,388           -
       Changes in assets and liabilities:
         Accounts receivable                                                              125,333       (129,362)
         Allowance for doubtful accounts                                                 (115,000)       115,000
         Inventories                                                                     (374,513)      (200,633)
         Prepaid consulting fees                                                           74,625       (136,812)
         Prepaid expenses and other current assets                                         (9,350)        (6,045)
         Security deposits                                                                (22,320)       (46,825)
         Accounts payable                                                               1,710,814       (384,836)
         Consulting fees payable                                                          (46,594)      (209,099)
         Interest payable - related parties                                                39,674         21,702
         Deferred revenue                                                                 (80,448)       (76,000)
                                                                                    -------------   ------------
NET CASH USED IN OPERATING ACTIVITIES                                                  (1,107,900)    (1,851,540)
                                                                                    -------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of property and equipment                                            48,000           -
   Purchases of property and equipment                                                 (2,770,566)      (190,965)
   Sale of marketable securities                                                        2,062,998           -
   Purchases of marketable securities                                                    (205,000)    (1,969,268)
   Deferred costs                                                                            -           (50,000)
                                                                                    -------------   ------------
NET CASH USED IN INVESTING ACTIVITIES                                                    (864,568)    (2,210,233)
                                                                                    -------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable - bank                                                      100,000           -
   Proceeds from notes payable - other                                                    200,000           -
   Proceeds from long-term debt                                                           264,764        703,000
   Repayment of long-term debt                                                           (104,181)      (870,000)
   Payments of deferred offering costs                                                    (92,099)          -
   Payments of offering costs                                                                -        (1,326,728)
   Proceeds from issuance of warrants in connection with private placement                   -            22,000
   Proceeds from notes payable - related parties                                             -           248,000
   Repayments of notes payable - related parties                                             -          (422,185)
   Proceeds from issuance of common stock                                                    -         7,531,875
   Repayments of notes payable - other                                                       -              (500)
   Payments of deferred debt costs                                                           -          (101,633)
                                                                                    -------------   ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 368,484      5,783,829
                                                                                    -------------   ------------
EFFECT OF EXCHANGE RATE CHANGES                                                            29,987           -
                                                                                    -------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                (1,573,997)     1,722,056
CASH AND CASH EQUIVALENTS - beginning                                                   1,761,186         39,130
                                                                                    -------------   ------------
CASH AND CASH EQUIVALENTS - ending                                                  $     187,189   $  1,761,186
                                                                                    =============   ============

                The accompanying notes are an integral part of the consolidated financial statements



                                          TELLURIAN, INC. AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                     (CONTINUED)







                                                                                             YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                     --------------------------
                                                                                        1997            1996
--------------------------------------------------------------------------------     ------------  ------------


SCHEDULE OF NON-CASH ACTIVITIES:

   Conversion of long-term debt into common stock                                     $     -        $   25,000
                                                                                      ==========     ==========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Cash paid for interest                                                             $   81,517     $   89,631
   Cash paid for income taxes                                                               -              -






                The accompanying notes are an integral part of the consolidated financial statements

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 1 - GOING CONCERN

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company experienced a net loss for the year ended December 31, 1997 of approximately $2,709,000 and at December 31, 1997 has a deficit in working capital of approximately $2,106,000. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

     Management's plan includes the raising of additional capital through the public sale of common stock and warrants (Note 18) and the formulation of a restructuring plan with a majority of its trade creditors of its Canadian subsidiary (Note 19). The unaudited pro forma effect of these items are presented in Note 20.

     During March 1998 the restructuring plan was accepted and additional funds were raised as contemplated by the public offering. However, continuation of the business thereafter is dependent on the Company's ability to achieve sufficient cash flow to achieve profitable operations and to meet its restructured debt obligation as well as its current operations.

     The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business
     ---------------------------------

     Tellurian,   Inc.   ("Tellurian"),   a  South  Carolina  corporation,   was
     incorporated   on  August  10,  1988  for  the  purpose  of  designing  and manufacturing real time image generation equipment for training and simulation. Tellurian also provides consulting and parts/repair services related to computer image generator technology. These operations constitute a single business segment. Tellurian sells its image generators to two types of entities, those which are interested in training and simulation and those which specialize in entertainment devices and games.

     In January 1996, Tellurian formed a wholly-owned subsidiary in the State of Delaware (the "Company") and merged Tellurian into such corporation on July 2, 1996. Pursuant to the merger, the holders of all of the shares of common stock of Tellurian exchanged their 1,600,000 shares outstanding for 1,600,000 shares of the Company on a pro rata basis.

     In March 1997, the Company formed a wholly-owned subsidiary, Cyberport Niagara, Inc. ("Cyberport") in the province of Ontario, Canada. Cyberport operates a tourist entertainment center in Niagara Falls, Ontario, Canada which opened in late June 1997. In addition the Company formed a second wholly-owned subsidiary, Cyberport International, Inc., a Delaware corporation. This corporation is inactive and has no assets.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Basis of Consolidation
     ----------------------

     The consolidated financial statements for the year ended December 31, 1997 include the accounts of the Company and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Revenue Recognition

     Sales are recognized when the finished product is shipped or when services are performed.

     Cash Equivalents
     ----------------

     The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents.

     Marketable Securities
     ---------------------

     The Company classified all of its marketable securities as held-to-maturity, and accounted for these investments at amortized cost. Accordingly, no adjustment for unrealized holding gains or losses was reflected in the Company's consolidated financial statements. At December 31, 1996, the Company's held-to-maturity securities consisted of treasury bills with contractual maturities from six months to two years and the carrying amount of these investments approximated market value. The treasury bills were sold in 1997. At December 31, 1997, the Company's held-to-maturity securities consisted of a certificate of deposit with an original maturity of one year. The certificate matures in April 1998.

     Concentrations of Credit Risk
     -----------------------------

         Accounts Receivable
         -------------------

         The Company sells primarily to aviation training and entertainment entities throughout the United States. It is the Company's policy to require a substantial deposit prior to commencement of production for specific orders with the balance due upon completion.

         Cash
         ----

         The Company maintains cash balances in its banks which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Inventories
     -----------

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the life of the lease.

     Expenditures for repairs and maintenance are charged to expense as incurred.

     Deferred Offering Costs
     -----------------------

     Deferred offering costs represent costs incurred in the filing of a registration statement on Form SB-2 for the purpose of registering securities for sale to the holders of its warrants. Such costs are charged to additional paid-in capital when the registration is complete.

     Deferred Debt Costs
     -------------------

     Deferred debt costs represented costs incurred in connection with the Company's 1996 private placement agreement. The costs were amortized over the respective terms of the promissory notes issued. All the promissory notes were repaid from the proceeds of the public offering.

     Deferred debt costs amounted to $-0- and $152,398 for 1997 and 1996, respectively.

     Research and Development
     ------------------------

     Research and development costs, related to present and future products, are charged to expense in the period incurred. Research and development costs amounted to $862,031 and $688,103 for 1997 and 1996, respectively.

     Advertising Costs
     -----------------

     Advertising costs are charged to operations when incurred. Advertising costs amounted to $73,399 and $-0- for 1997 and 1996, respectively.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Translation of Foreign Currency
     -------------------------------

     The foreign currency financial statements of divisions operating outside the United States are translated in accordance with the requirements of the Financial Accounting Standards Board. All income and expense accounts are translated at average exchange rates; assets and liabilities, at current exchange rates; and stockholders' equity at historical exchange rates.

     Income Taxes
     ------------

     The Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.

     Loss Per Common Share
     ---------------------

     The Company adopted SFAS No. 128, "Earnings Per Share" which establishes new standards for computing and presenting earnings per share. The statement also requires restatement of all prior period earnings per share data presented.

     Net loss per common share is based on the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding has been adjusted to reflect the recapitalization in connection with the private placement as if it had occurred as of the beginning of the period for which loss per share is presented. Common stock equivalents have not been included as their effect would be antidilutive.

     Recently Issued Pronouncements
     ------------------------------

     SFAS No. 130, "Reporting Comprehensive Income," requires an entity to report comprehensive income and its components in a full set of financial statements and is effective for fiscal years beginning after December 15, 1997. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company has elected to adopt SFAS No. 130 in 1997.

     American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities," establishes specific criteria for the recognition and measurement of environmental remediation liabilities. The adoption of the statement in 1997 did not have a significant effect on the Company's financial condition or results of operations.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 3 - INVENTORIES

     Inventories at December 31, 1997, consist of the following:

                  Raw materials                                      $  221,575
                  Work-in-process                                       206,899
                  Finished goods                                        233,890
                                                                     ----------
                                                                     $  662,364
                                                                     ==========
NOTE 4 - PROPERTY AND EQUIPMENT


     Property and equipment at December 31, 1997, consists of:


                                                                                             Estimated
                                                                                          Useful Lives
         Display and entertainment units                             $     661,275            7 Years
         Equipment                                                         234,444            7 Years
         Vehicles                                                           44,415            5 Years
         Computer software                                                  62,863            5 Years
         Office furniture                                                   67,010            7 Years
         Leasehold improvements                                          1,901,686         5 to 10 years
                                                                     -------------
                                                                         2,971,693
         Less:  Accumulated depreciation and amortization                  283,347
                                                                     -------------
                                                                     $   2,688,346
                                                                     =============

     Depreciation expense amounted to $231,442 and $17,500 for 1997 and 1996, respectively.


NOTE 5 - NOTE PAYABLE - BANK

     In March 1997, the Company entered into an agreement with a bank to borrow up to a maximum of $100,000. The note is due on March 25, 1998 with interest charged at 8.38% per annum and is collateralized by a certificate of deposit in the amount of $105,000 maturing on April 1, 1998.

     Interest on the note amounted to $1,080 for 1997.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 6 - NOTE PAYABLE - OTHER

     The note bears interest at the rate of 12% per annum compounded monthly and is due on demand. The Company borrowed an additional $50,000 in January 1998 and the note was repaid in March 1998.

     The note is secured by the Company's accounts receivable, inventory and proceeds from the sale or offering of securities.

     Interest on the note was not accrued as the funds were received on December 31, 1997 and such amount was deemed to be immaterial.


NOTE 7 - LONG-TERM DEBT

     Long-term debt at December 31, 1997, consists of the following:

         Promissory  note  payable to a  Canadian  bank in  irregular  principal installments totalling $50,000 Canadian per year through December 2001 and $29,714 Canadian in 2002 plus interest at three percent (3%) above the prime rate as charged by the Bank Of Canada. The note is secured by all of the tangible assets of
           Cyberport.                                                $  160,583

         Less: Current maturities                                        34,953
                                                                     ----------

                                                                     $  125,630
                                                                     ==========

     Interest on long-term debt amounted to $9,363 and $-0- for 1997 and 1996, respectively.

     Maturities at December 31, 1997 are payable as follows:

                   Year Ended
                  December 31,                                    Amount

                         1998                                     $   34,953
                         1999                                         34,953
                         2000                                         34,953
                         2001                                         34,953
                         2002                                         20,771
                                                                  ----------

                                                                  $  160,583
                                                                  ==========

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 8 - NOTES PAYABLE - RELATED PARTIES

     The Company has borrowed funds from officers and stockholders to finance its operations. The notes are due on demand commencing November 1, 1997 and bear interest at the rate of 10% per annum.

     Notes payable amounted to $496,736 and accrued interest payable amounted to $354,980 at December 31, 1997.

     Interest expense charged to operations amounted to $49,674 and $61,020 for 1997 and 1996, respectively.


NOTE 9 - FINANCIAL INSTRUMENTS

     The amounts at which cash, accounts receivable, accounts payable, advances on line of credit, notes payable - related parties and notes payable - other are presented in the balance sheet approximate their fair value due to their short maturities.

     The amount at which long-term debt is presented approximates its fair value as its interest rate is comparable to other similar types of debt.


NOTE 10 - INCOME TAXES

     Company operations are located in the United States and Canada (in 1997). As such, loss before provision for income taxes and the provision for income taxes are generated from domestic and foreign sources.


                                                                        December 31,         December 31,
                                                                            1997                 1996
-------------------------------------------------------------------------------------        -------------

         Loss before provision for income taxes                         $  (2,708,993)        $  (962,410)
                                                                        =============         ===========

         The components of the provision for income taxes by taxing jurisdiction are as follows:

                  Federal                                               $        -            $      -
                  State                                                          -                   -
                  Foreign                                                        -                   -
                                                                        -------------         -----------
                                                                        $        -            $      -
                                                                        =============         ===========

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996





NOTE 10 - INCOME TAXES (CONTINUED)

     The major component of the deferred tax asset at December 31, 1997, is as follows:

                  Net operating loss carryforwards                 $  1,468,561

                  Less:  Valuation allowance                         (1,468,561)
                                                                   ------------

                                                                   $       -
                                                                   ============

     A 100% valuation allowance is being provided at December 31, 1997 as it is uncertain if the above items would be utilized.

     A reconciliation of the Company's income tax expense computed at the U.S. federal statutory tax rate of 35% and the provision for income taxes are as follows:

                                   YEARS ENDED
                                  DECEMBER 31,
                                                         1997            1996
------------------------------------------------    -----------      ----------


         Income tax credit at statutory rate        $  (887,701)    $  (336,844)
         State income tax credits                      (126,815)        (48,120)
         Foreign income taxes                          (454,045)           -
         Net operating loss carryforwards             1,468,561         384,964
                                                     ----------      ----------

                                                     $      -        $      -
                                                     ===========     ==========

     At  December  31,  1997,   the  Company  had  unused  net  operating   loss
carryforwards of approximately $3,671,400 expiring in 2011 and 2012.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 11 - COMMITMENTS AND CONTINGENCIES

     Lease
     -----

     All of the Company's operations take place in leased facilities.

     In April 1995, the Company entered into a five year lease for its office and manufacturing facility. In May 1996, the Company terminated the lease and moved to a new facility (first facility) entering into a two year lease expiring in May 1998. The Company is also responsible for its share of operating expenses (as defined). In November 1996, the Company entered into a ten year lease for a second facility effective January 1, 1997, and moved to such new facility. The Company is also responsible for its share of operating expenses (as defined). In addition, the Company is still responsible for the rent and operating expenses for the first facility under the two year lease expiring in May 1998.

     The Company also sublets a portion of the first facility under the May 1998 lease and receives approximately $1,400 per month.

     In February 1997, Cyberport entered into a five year lease for its tourist entertainment center in Niagara Falls, Ontario, Canada. The lease expires in January 2002 and the average annual rental over the life of the lease is approximately $263,000. Cyberport, at its sole option, may purchase this facility for $3,000,000 Canadian at any time from January 1, 1998 to July 31, 1998.

     Future minimum lease payments are as follows:

                    Year Ending
                   December 31,

                       1998                                    $    325,022
                       1999                                         340,537
                       2000                                         344,276
                       2001                                         344,276
                       2002                                          97,440
                    Thereafter                                      300,000

                                                               $  1,751,551

     Rent expense amounted to $298,689 and $62,574 net of rental income of $31,124 and $18,085 for 1997 and 1996, respectively.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Employment Agreements
     ---------------------

     In November 1996, the Company entered into employment agreements with two of its principal officers covering four year terms ending in November 2000. The agreements provide for annual salaries aggregating $192,000 which are payable as follows:

                         1998                                  $   192,000
                         1999                                      192,000
                         2000                                      160,000

     In addition, the agreements provide for bonuses to be paid at the discretion of the board of directors from a bonus pool equal to ten percent (10%) of pre-tax income beginning in the year ended December 31, 1997.

     Compensation under the agreements amounted to $192,000 and $32,000 for 1997 and 1996, respectively.

     Consulting Agreements
     ---------------------

     In connection with its initial public offering, the Company entered into a financial consulting agreement with its underwriter for the period November 6, 1996 to November 5, 1998 (see Note 13). Consulting fees of $149,250 were paid in November 1996 and the fees are being amortized over the two year period. Consulting expense amounted to $74,625 and $12,438 for 1997 and 1996, respectively.

     In January 1998, the Company entered into a consulting agreement with a corporation whereby such corporation would provide various consulting services for an eighteen (18) month period. Terms of the agreement include the following:

         1. A monthly fee of $5,000.
         2. The issuance of 150,000 shares of common stock. Such shares were issued in March 1998.

     Settlement Agreement
     --------------------

     In November 1997, the Company signed a mutual release and settlement agreement (the "Agreement") with Fightertown Entertainment, Inc. ("Fightertown"), a customer. The terms of the Agreement include the following:

     1. The Company must deliver to Fightertown twenty-five (25) Eagle units based on a delivery schedule in the Agreement.
     2. Fightertown will have the right to purchase up to thirty (30)additional Eagle units at any time on or before June 30, 1999 at a price and delivery terms as specified in the Agreement.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Settlement Agreement (Continued)
     --------------------

     3. The Company agrees to pay Fightertown $20,000 no later than January 31, 1998 for future consulting services as defined in the Agreement. Such amount was paid on January 30, 1998.
     4. The Company agrees to pay Fightertown $67,500 in three installments of $22,500 on August 15, 1998, August 15, 1999 and August 15, 2000. The
         payments are for the use and display of the Fightertown name at the Cyberport facility and for Fightertown's expertise in the theming and running of air battle games.
     5. The Company is executing a stipulated judgment in the amount of $500,000 in favor of Fightertown to be entered against the Company should the Company fail to comply with any term of this Agreement.

     Technology Agreement
     --------------------

     In January 1996, the Company entered into an agreement with a Republic of China corporation ("ROC") which replaces an earlier agreement entered into in 1995 with a different Republic of China corporation. There have been no modifications to the old agreement other than the customer name. The purpose of this agreement is to provide training, advice and consultation in relation to computer image generator technology. The agreement provides for a fee of $1,500,000 payable as follows:

         4%   upon signing the agreement
        16%   upon the  completion  of the first prototype of the computer image generator
        10%  upon  delivery  of the  design  data  package
        40%  upon completion of the training  program
        20%  90 days after completion of the training program
        10% 180 days after completion of the training program

     Of the agreed fee of $1,500,000, the Company, pursuant to separate agreements, has agreed that ROC will pay $650,000 to two unrelated parties as follows:

     1. $500,000 to ROC's parent company in consideration of the parent's services and expenses incurred in negotiating the agreement and establishing ROC.

     2.  $150,000  to  an  unrelated   corporation  in   consideration  of  such
         corporation's contribution to the development of software for the computer image generator technology.

     As compensation for the license granted, the Company will receive royalty payments at the rate of 2% of the sales value of the products or derivative products sold by such corporation using the technology, payable annually for a period of five years from the date of the agreement. In return, the Company agrees not to market such products within a restricted group of countries as defined in the agreement.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Technology Agreement (Continued)
     --------------------

     In October 1995, the Company assigned proceeds received under the agreement and granted a security interest to a stockholder (see Note 6).

     The contract was substantially completed in October 1996 at which time amounts were due to the Company. As of March 3, 1997, the Company had not received any additional payments and it was the opinion of management that the Company would not receive any payments in the future. As such, the Company provided a reserve in allowance for doubtful accounts equal to the recorded balance owed of $105,000. In addition, the Company did not record any other future amounts owed under the agreement.

     During the second quarter of 1997, the Company received a partial payment of the amount owed and negotiated a payment schedule for the balance. Such balance was fully repaid as of August 31, 1997.

     Royalties
     ---------

     In connection with the acquisition of technology rights, the Company was obligated to pay royalties based upon revenues at a rate of 4% of image generator sales and 1% of other revenue, as defined. Such agreement stipulates that the royalties paid shall not exceed $1,500,000. Royalty expense amounted to $8,573 for the year ended December 31, 1995.

     In July and August 1996, the Company has entered into agreements to terminate two-thirds of all future royalty payments as of the respective dates of the agreements. These agreements call for total payments of $150,000 as well as a payment of $10,529 for unpaid royalties as follows:

     1. $88,029 within ten business days from the closing of the Company's public offering (see Note 13) but no later than March 31, 1997. These amounts were paid in November 1996.

     2. $72,500 will be due and payable one year after the initial payments. $37,500 of this amount was paid in 1996.

NOTE 12 - MAJOR CUSTOMERS

     As of December 31, revenues from major customers are as follows:

                                                      1997           1996
----------------------------------------------       ------        --------

         Customer A                                  38.0%           75.9%
         Customer B                                  26.7%           16.0%
         Customer C                                  15.4%             -

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 13 - BUSINESS SEGMENT DATA

     The Company's operations are conducted through two business segments, Image Corporation Equipment and the Entertainment Center.


     Net sales of each segment are as follows:

                                                                             Years Ended
                                                                             December 31,
                                                                       ------------------------
                                                                          1997         1996
                                                                       -----------  -----------
         Image generation equipment:
             United States                                             $   271,324  $   197,760
             Republic of China                                             198,000      621,620
                                                                       -----------  -----------

                                                                           469,324      819,380
         Entertainment center - Canada                                      51,721         -
                                                                       -----------  -----------

                                                                       $   521,045  $   819,380
                                                                       ===========  ===========

     Operating loss of each segment is as follows:

                                                                             Years Ended
                                                                             December 31,
                                                                     --------------------------
                                                                          1997         1996
                                                                     -------------  -----------

         Image generation equipment                                  $  (1,562,269) $  (737,851)
         Entertainment center                                           (1,068,168)        -
                                                                     -------------  -----------

         Operating loss of segments                                     (2,630,437)    (737,851)
         Other expenses                                                    (25,709)    (134,313)
         Interest expense - net of interest income                         (52,847)     (90,246)
                                                                     -------------  -----------

                                                                     $  (2,708,993) $  (962,410)
                                                                     =============  ===========


                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 13 - BUSINESS SEGMENT DATA (CONTINUED)

     Identifiable assets of each segment at December 31, 1997 are as follows:

         Image generation equipment                               $   1,558,587
         Entertainment center                                         2,081,616
                                                                  -------------

         Identifiable assets                                          3,640,203
         General corporate assets                                       263,199
                                                                  -------------

                                                                  $   3,903,402
                                                                  =============

     Identifiable assets by segment are those assets that are used in the operation of each segment. General corporate assets consist of marketable securities, prepaid consulting fees and deferred offering costs.


NOTE 14 - STOCKHOLDERS' EQUITY

     Initial Public Offering
     -----------------------

     In November 1996, the Company completed its initial public offering by filing a registration statement on Form SB-2 under the Securities Act of 1933, as amended. The Company offered 1,400,000 shares of $.01 par value common stock and 2,127,500 five-year warrants (including the underwriter's over-allotment option) to purchase 2,127,500 shares of its common stock at $6.00 per share. The Company raised $6,205,147, which was net of offering costs of $1,326,728. In addition, 450,000 shares were sold by certain existing stockholders for $2,250,000 before offering costs. The Company did not receive any proceeds from the sale of these shares.

     Common Stock
     ------------

     On November 17, 1997, the Company increased its authorized common stock to 25,000,000 shares at a par value of $.01 per share.

     Warrants
     --------

     On December 27, 1995 and January 22, 1996, the Company issued a total of 3,000,000 warrants to purchase 3,000,000 shares of its common stock at an exercise price of $6.00 per share. The warrants were issued in connection with the subordinated promissory notes and were valued at $.01 per warrant amounting to $30,000. Such amount was credited to additional paid-in capital. In addition, the Company issued 300,000 warrants to purchase 300,000 shares of its common stock at $6.00 per share for $6,000.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 14 - STOCKHOLDERS' EQUITY (CONTINUED)

     Warrants (Continued)

     On June 27, 1996, an agreement was signed cancelling 300,000 of the warrants. In addition, upon the completion of the initial public offering, the balance of the warrants (3,000,000) automatically converted to warrants identical to those sold to the public.

     Outstanding warrants at December 31, 1997, are as follows:

    Outstanding                    Exercise                     Exercise
     Warrants                        Price                       Period
   ------------                    ---------               -------------------

     5,127,500                       $6.00                 November 6, 1996 -
                                                            November 5, 2001

     No warrants were exercised during 1996 nor 1997.


NOTE 15 - STOCK OPTION PLAN

     On June 1, 1996, the Company adopted a Stock Option Plan (the "Plan") covering 400,000 shares of common stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the board of directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

     The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of common stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of common stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the common stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 15 - STOCK OPTION PLAN (CONTINUED)

     Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination in the event of termination by reason of disability, or three months from the date of termination in the event of termination by reason of retirement at age 65, exercise the option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option).

     Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan will terminate in 2006.

     Outstanding stock options are as follows:


                                                 Outstanding    Exercise
                                                   Options        Price                Exercise Period
                                                 ----------     ---------       -----------------------------

         December 31, 1997
                                                    300,000       $     5.00     July 1, 1997 - June 1, 2006
                                                     40,000       $     5.25     January 1, 1998 - June 1, 2006
         December 31, 1996
                                                    300,000       $     5.00     July 1, 1997 - June 1, 2006


     No options were exercised during 1996 nor 1997.

     The Plan was cancelled on March 2, 1998 and concurrently, the 1998 Incentive and Non-Statutory Stock Plan ("New Plan") was created (subject to stockholder approval). The New Plan has substantially the same terms and conditions as the Plan and no options can be exercised until the stockholders approve the New Plan.


NOTE 16 - RETIREMENT BENEFITS

     On January 1, 1996, the Company established a simplified employee pension plan covering substantially all employees who meet eligibility requirements. Retirement costs amounted to $-0- and $33,691 for 1997 and 1996, respectively.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 17 - ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the stock options granted. No expense was recognized. If the Company had elected to recognize expense for the stock options granted based on the fair value at the date of grant consistent with the method prescribed by SFAS No. 123, net loss and loss per share would have been changed to the pro forma amounts indicated below:


                                       Year Ended December 31, 1997            Year Ended December 31, 1996
                                       As Reported         Pro Forma           As Reported         Pro Forma

         Net loss                     $  (2,708,993)    $   (2,779,685)       $  (962,410)      $  (1,228,660)

         Loss per share                        (.90)              (.92)              (.53)               (.68)

     The fair value of the stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 5% to 19%; risk free interest rates of 6% to 6.5%; and an expected holding period of three years.


NOTE 18 - PROPOSED PUBLIC OFFERING (UNAUDITED)

     In December 1997, the Company filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the purpose of registering securities for sale to the holders of its warrants (see Note
     14).

     Pursuant to the registration statement, the Company's tender offer is on the following terms:

     1. Warrant holders who tender their warrants at $1.875 per tendered warrant will receive one unit for each warrant tendered.

     2. Each unit consists of one share of the Company's common stock and one new warrant identical to the tendered warrant.

     The offering was completed in March 1998. The Company sold a total of 321,605 units for $490,912, net of offering costs of $112,099.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 19 - RESTRUCTURING OF CYBERPORT ACCOUNTS PAYABLE

     In March 1998, Cyberport and certain of its vendors agreed to restructure approximately $1,349,000 ($1,314,000 at December 31, 1997 of accounts payable as follows:


     1. The vendors transferred Canadian $1,000,000 of the payables to Cyberport's landlord. The landlord was given the right to convert the payables into restricted shares of the Company's common stock. In March 1998, the landlord converted the payables into 350,000 shares of common stock.

     2. Cyberport issued 912,634 Series B Special Shares ("Series B") at Canadian $1.00 per share for the balance of the monies owed. Additional shares will be issued for any goods and services tax found owing on closing.

     The Series B shares have certain rights and conditions including the following:

     1.  The shares are non-voting

     2. A preferred 12% annual cumulative cash dividend, payable quarterly, with the first payment due on June 30, 1998

     3. Cyberport has the right to redeem any and all of the shares at any time prior to October 10, 1998 at a price of Canadian $1.10 per share. The payment will include any accrued and unpaid dividend payments that are outstanding at such time.

     For the period October 11, 1998 to December 31, 1998, the vendors have a right to convert all unredeemed Series B shares into common stock of the Company at a conversion rate of 2.28 to 1.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 20 - UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma, condensed, consolidated balance sheet assumes the consummation of a proposed public offering on December 31, 1997 of the Company's tender offer of 321,605 units consisting of common stock and warrants (Note 18) and the restructuring of certain trade payables of the Company's wholly-owned Canadian subsidiary into convertible non-voting Series B shares of the Canadian subsidiary. (Note 19).

The financial information presented herein does not purport to be indicative of what would have occurred had both transactions actually been made as of such date or of results which may occur in the future.

     The unaudited pro forma condensed consolidated balance sheet of the Company at December 31, 1997 assume the following:


     1.  The consummation of the public offering occurred on December 31, 1997
     2.  The restructuring of certain accounts payable of Cyberport, the  Company's wholly-owned Canadian subsidiary, occurred on December 31, 1997

                                                          Company,
                                                             As                    Pro Forma
                                                          Reported                Adjustments      Pro Forma
         Current assets                                $    1,052,888    (3)      $   490,910      $   1,543,798

         Property and equipment                             2,688,346                    -             2,688,346

         Other assets                                         162,169                    -               162,169
                                                       --------------             -----------      -------------

                                                       $    3,903,402             $   490,910      $   4,394,312
                                                       ==============             ===========      =============


         Current liabilities                           $    3,140,150    (1)      $  (699,056)     $   1,803,111
                                                                         (2)         (637,983)
         Long-term debt                                       125,630                    -               125,630

         Stockholders' equity                                 637,622    (1)          699,056          2,465,571
                                                                         (2)          637,983
                                                                 -       (3)          490,910               -
                                                       --------------             -----------      -------------

                                                       $    3,903,402             $   490,910      $   4,394,312
                                                       ==============             ===========      =============


     (1) To record assignment of payables to landlord and conversion into 350,000 shares of common stock (2) To record issuance of Series B shares to vendors and assume conversion into common stock of the Company (3) To record the consummation of the proposed public offering net of deferred offering costs

         No underwriter, dealer, salesman or other person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the Offering, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that there has not been any change in the information set forth herein or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, or an offer to sell or solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom such offer or solicitation would be unlawful.

                                TABLE OF CONTENTS
                                                                        Page
Additional Informoation.............................................
Exchange Ratio......................................................
Glossary............................................................
Prospectus Summary..................................................
Summary  Financial Information
Risk Factors........................................................
Use of Proceeds
Dividend Policy.....................................................
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation......................................................
Market Information
Capitalization
Business............................................................
Management..........................................................
Executive Compensation
Security Ownership of Management
  and Others........................................................
Certain Transactions
Description of Securities...........................................
Shares Eligible for Future Sale.....................................
Underwriting........................................................
Legal Matters.......................................................
Experts.............................................................
Index to Financial Statements.......................................

         Until , 1998, (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their solicitations to purchase the securities offered hereby.

                                 TELLURIAN, INC.





                               1,200,000 Shares of
                     Series 1 Preferred Stock and 1,200,000
                        Preferred Stock Purchase Warrants

                                 TELLURIAN, INC.













                                   PROSPECTUS







                            J.W. BARCLAY & CO., INC.







                                                          ________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Tellurian's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors of Tellurian and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to Tellurian or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Tellurian and its stockholders.

         The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

         The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Article IX of Tellurian's By-Laws provides that the officers and directors of Tellurian shall be entitled to indemnification to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.          Other Expenses of Issuance and Distribution

                  Securities and Exchange Commission
                   Filing Fee                                                          $     5,237.06
                  NASDAQ Filing Fee                                                                **
                  Legal Fees                                                                       **
                  Accounting Fees                                                                  **
                  Blue Sky Fees and Disbursements                                                  **
                  Printing                                                                         **
                  Miscellaneous                                                        --------------

                  Total                                                                  $ 455,000.00


                  *        Estimated
                  **       To be supplied by Amendment

Item 26.          Recent Sales of Unregistered Securities

                  (i) On December 27, 1995, the Issuer received $200,000 from the sale of promissory notes in the principal amount of $192,000 and 800,000 warrants from Imafina S.A. On January 22, 1996, the Issuer received $550,000 from the sale of promissory notes in the principal amount of $528,000 and 2,200,000 warrants from Jericho Limited. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. J.W. Barclay & Co., Inc. acted as Placement Agent in connection with this Offering and as compensation for its services as placement agent, it was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to pay $6,000 to J. W. Barclay & Co., Inc. upon the completion of the Company's Public Offering in November of 1996. Each of the recipients agreed to take the securities for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Further, these investors agreed to lock-up their Warrants and not resell same until November 8, 1997. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

                  (ii) On June 27, 1996, the Issuer received $175,000 from the sale of promissory notes in the principal amount of $175,000. $150,000 of the notes are not convertible and $25,000 of the notes are convertible at $1.00 per share into 25,000 shares of the Issuer's Common Stock automatically upon the completion of the Issuer's initial public offering. Of such notes, Andrew F. Nicoletta, Karen Bulavimetz and Alec McDonald paid $70,000, $70,000 and $35,000, respectively. The Company issued to each of Andrew F. Nicoletta and Karen Bulavimetz non-convertible notes in the principal amount of $60,000 and convertible notes in the principal amount of $10,000. The Company also issued to Alec McDonald a non-convertible note in the principal amount of $30,000 and a convertible note in the principal amount of $5,000. Exemption is claimed under Section 4(6) Regulation 505 and /or 506 of the Act inasmuch as all sales were made to accredited investors, there was no general advertising or public solicitation in connection with the transaction and the Company filed a Form D with the Commission on July 1, 1996. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. J.W. Barclay & Co., Inc. acted as Placement Agent in connection with this Offering and as compensation for its services as placement agent, it was paid a commission of $26,250. Each of the recipients agreed to take the securities for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Further, these investors agreed to lock-up their shares and not resell same until May 5, 1997. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

                  (iii) In March 1998, the Company granted non-qualified stock options to purchase 610,000 shares of its Common Stock at an exercise price of $2.625 per share over a term of ten years as follows: Ronald Shallow (73,000), Richard Shallow (27,000), David Turner (25,000), Mat Adams (10,000), Michael Hurd (200,000), Stuart French (200,000), Steven Morse (37,500) and Lester Morse (37,500). Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. Further, no underwriter was involved in such sales, there were no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof. The Company intends to register the Stock Option Plan under which the aforementioned options were granted on Form S-8 Registration Statement.

                  (iv) On March 15, 1995, Tellurian, Inc. (a South Carolina corporation) declared a 98.52216749-for-1 stock split.

                  (v) On July 2, 1996, Tellurian, Inc. (a South Carolina corporation) reincorporated in the State of Delaware through a merger into and with Tellurian, Inc. (a Delaware corporation) with the Delaware corporation as the surviving corporation. As a result of the merger, the Company issued 430,049 shares to Charles Powers, 297,908 shares to Ronald Swallow, 109,481 shares to Richard Swallow, 9,852 shares to Sergei Doroshov, 16,748 shares to Albert Donald Wangerin, 49,261 shares to Stuart French, 49,261 shares to Ching-yuan Tung, 9,852 shares to Hitesh Amin, 9,852 shares to Lawson Nichols, 4,926 shares to Jerry Plotczyk, 4,926 shares to Karyssa Plotczyk, 4,926 shares to Richard Mathiesen, 2,958 shares to Mat Adams, 45,000 shares to John A. Bruno, 15,000 shares to Douglas Spinosa, 200,000 shares to Dennis Giunta, 45,000 shares to Michael Wills, 125,000 shares to Joseph DeFalco, 45,000 shares to John C. Cioffoletti and 125,000 shares to Matthew Langdon.

                  The transactions described in sub-paragraphs (iv) and (v) above are not considered sales within the meaning of Rule 145 of the Securities Act of 1933, as amended.

                  (vi) In March 1998 the Company entered into a consulting contract with Carousel Consulting which agreement expires on December 31, 1999. Under the terms of this contract, the Company issued 150,000 shares of Common Stock to Carousel and agreed to pay $5,000 per month for continued consulting services by Carousel. Such services consist of Carousel actively searching for merger/acquisition candidates on behalf of Tellurian and to provide general consulting to the Company on an "as-needed" basis.

                  In March 1998, the Company reached an agreement with Interactive Media under which Interactive Media agreed to accept 100,000 shares of the Company's common stock in return for outstanding amounts owed for public relation services provided by Interactive and for payment on public relations services to be provided during the year 1998 totalling $146,000.

                  In March 1998, 1174757 Ontario, Inc., the Company's Canadian landlord, agreed to convert $694,444 of indebtedness into 350,000 shares of the Company's Common Stock and options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.75 per share between April 1, 1998 and September 30, 1998. In connection with this transaction, 13,158 shares of the Company's Common Stock were issued to Newman Bros. Limited to defray their costs as project general manager.

                  Exemption is claimed on such securities in the three preceding paragraphs since the transactions did not involve a public offering under
Section 4(2) of the Act. Further, no underwriter was involved in such sales, there were no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

Item 27.          Exhibits

         (a) Exhibits. The following exhibits have been previously filed unless otherwise noted. All previously filed exhibits are incorporated by reference unless otherwise indicated to Form SB-2 Registration Statement, File # 333-9741 and File # 333-36871.

        Exhibit No.               Description

           1.0            Underwriting Agreement, Agreement Among
                          Underwriters and Selected Dealer Agreement *

           3.0            Articles of Incorporation of Registrant

           3.1            By-Laws of Registrant

           3.2            Amendment to Articles of Incorporation

           3.3            Further Amendment to Articles of Incorporation **

           4.0            Specimen of Common Stock

           4.1            Form of Warrant Agreement including Form of Warrant

           4.2            Form of Amendment to Warrant Agreement

           4.3            Form of Preferred Stock Warrant Agreement **

           4.4            Form of Underwriter's Preferred Stock Warrants**

           4.5            Form of Underwriter's Preferred Warrants**

           5.0            Opinion re: legality

          10.1 Employment Agreement dated November 8, 1996 to be entered into between Dr. Ronald Swallow and the Registrant (1)

          10.2 Employment Agreement dated November 8, 1996 between Stuart French and the Registrant (1)

          10.3            Lease for Facilities in Mahwah, New Jersey (1)

          10.4 Transfer Technology Agreement dated January 1, 1996 between Voyager Graphics, Inc. and the Registrant

          10.5 Agreement dated November 14, 1994 between TTY Graphics, Inc., Voyager Simulation Ltd. and the Registrant.

          10.6 Letter Agreement dated May 26, 1995 between the Registrant and TTY Graphics, Inc. and amendment thereto dated July 17, 1996.

          10.7            Agreement dated November 5, 1991 by and among
                          Greg Gustin, Pat Lowe as Trustee for the Estate of Quantum Graphics, Inc. and TTY Graphics, Inc.

          10.8 Assignment Agreement dated as of November 5, 1991 between TTY Graphics, Inc. and the Registrant

          10.9 Letter Agreement dated August 1, 1996 and August 2, 1995 between Greg Gustin and the Registrant

          10.10 Agreement dated July 23, 1996 between TTY Graphics, Inc. and the Registrant

          10.11           1998 Incentive and Non-Statutory Stock Option Plan **

          10.12 Letter Agreement between the Registrant, Voyager Graphics Inc., Voyager Simulation Company Ltd. and TTY Graphics Inc.

          10.13           Consulting Agreement with J.W. Barclay& Co., Inc.

          10.14           Amendment to Consulting Agreement with J.W. Barclay
                          & Co., Inc.**

          10.15           Merger and Acquisition Agreement with J.W. Barclay &
                          Co., Inc.

          10.16           Purchase Agreement Option with 1174757 Ontario Inc.
                          formerly Niacan Ltd., (2)

          10.17           Intellectual Property Agreement with Eye Wonder (2)

          10.18           Lease with 1174757 Ontario Inc. formerly Niacam Ltd.,
                          (3)

          10.19 Mutual Release and Settlement Agreement between Fightertown Entertainment, Inc. and the Registrant

          10.20 Agreement between Robert Winterford, Eye Wonder Studios, Inc., the Registrant, Cyberport Niagara, Inc. and Cyberport International, Inc. dated October 28, 1997.

          10.21 Agreement dated March 25, 1998 by and among Cyberport Niagra, Inc., Tellurian Inc. and 1174757 Ontario, Inc.

          10.22 Agreement dated March 26, 1998 by and among Cyberport, Tellurian and Cyberport creditors

          11.0            Earnings per share - See notes to financial statements

          21.0            Subsidiaries of Registrant (4)

          23.0            Consent of Miller, Ellin & Co.*

          27.0            Selected Financial Data (5)

                   ---------------
 *         Filed herewith.
 **        To be filed by amendment.

                  (1)               Incorporated    by    reference    to    the
                                    Registrant's Form 10-KSB for its fiscal year ended December 31, 1996.

                  (2)               Incorporated    by    reference    to    the
                                    Registrant's Form 10-QSB for its quarter ended March 31, 1997.

                  (3)               Incorporated    by    reference    to    the
                                    Registrant's Form 10-QSB for its quarter ended June 30, 1997.

                  (4) Cyberport Niagra, Inc., a 100% owned sub-sidiary of Tellurian, incorporated in Ontario, Canada, and does business under the name Cyberport.

                  (5)               Incorporated    by   reference    into   the
                                    Registrant's Form 10-KSB for its fiscal year ended December 31, 1997 and Form 10-QSB for its quarter ended March 31, 1998.

Item 28.          Undertakings

                  The undersigned Registrant hereby further undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company will provide to the Representative of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

         For determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         For determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mahwah, State of New Jersey on the 12th day of June, 1998.

                                                     TELLURIAN, INC.


                                                     By: /s/ Stuart French
                                                        ------------------------
                                                        Stuart French, President



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:

Signatures                          Titles                                 Date

                                    Chairman of the
/s/ Dr. Ronald Swallow              Board, Chief
-----------------------             Executive Officer             June 12, 1998
Dr. Ronald Swallow


/s/ Stuart French                   President and a Director
-----------------------             of the Company                June 12, 1998
Stuart French


/s/ Richard Swallow                 Secretary and a Director
-----------------------             of the Company                June 12, 1998
Dr. Richard Swallow

/s/ Michael Hurd                    Vice President of
-----------------------             Administration and
Michael Hurd                        Finance and Chief
                                    Financial and Accounting
                                    Officer                       June 12, 1998


Peter Colgan                        Director


James G. H. Lin                     Director